Exhibit 10.1

RECORDED
Federal Aviation Administration
Date	5-11-06	Time	11 37 am
Conveyance Number			44038820
By	/s/ V. Dodson

AIRCRAFT LEASE AGREEMENT

(N742AR)

between

KEY EQUIPMENT FINANCE INC.,

as Lessor

and

AHERN RENTALS, INC.

and

DON F. AHERN

as Lessee

Dated as of April 20, 2006

THIS ORIGINAL DOES NOT CONSTITUTE CHATTEL PAPER AS
CONTEMPLATED BY THE UNIFORM COMMERCIAL CODE

FAA Authorization Code	IRN20060420110250

International Registration File Number(s):	Airframe	8421
141155	Engine #1	8423
141156	Engine #2	8427

TABLE OF ATTACHMENTS

EXHIBIT A	Definitions
EXHIBIT B	Warranty Bill of Sale
Lease Supplement 1	Schedule 1 to Lease Supplement 1 Schedule 2 to Lease Supplement 1 Schedule 2-A to Lease Supplement 1

Lease Supplement 2	Purchase Documentation; Aircraft Markings

C#: 27645

L#; 27642

Ls#: 8800531987

Aircraft Lease Agreement (Tax Lease)

THIS AIRCRAFT LEASE AGREEMENT (together with all supplements, exhibits and certificates attached hereto, the “Lease”) is made and entered into as of April 20, 2006 by and between KEY EQUIPMENT FINANCE INC., a Michigan corporation, as lessor (“Lessor”), with a place of business at 1000 South McCaslin Boulevard, Superior, CO 80027, and AHERN RENTALS, INC., a Nevada corporation (sometimes referred to as “Ahern”), and Don F. Ahern, an individual, as joint lessees (Ahern and Don F. Ahern each a “Lessee” and collectively “Lessees”), with its principal place of business at 4241 S. Arville St, Las Vegas, NV 89103-3713. Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

Section 1 – Purchase and Lease of Aircraft.

Subject to the satisfaction of each condition set forth below, Lessor hereby agrees to purchase the Aircraft from the Supplier and to lease the same to Lessee and Lessee hereby agrees to lease the same from Lessor for the Basic Term hereof pursuant to the terms and conditions of this Lease. This Lease provides an International Interest in the Aircraft in favor of the Lessor. The parties hereto agree that the obligations of the Lessees are joint and several. Each reference to the term “Lessee” shall be deemed to refer to each of the Lessees; each representation and warranty made by Lessee shall be deemed to have been made by each such party; each covenant and undertaking on the part of Lessee shall be deemed individually applicable with respect to each such party; and each Event of Default shall be determined with respect to each such party. Separate action or actions may be brought and prosecuted against any Lessee whether an action is brought against any other Lessee or whether any other Lessee is joined in any such action or actions. Each Lessee waives any right to require Lessor to: (a) proceed against any other party; (b) proceed against or exhaust any security held from any other party; or (c) pursue any other remedy in Lessor’s power whatsoever. Notices hereunder required to be provided to Lessee shall be effective if provided to any Lessee. Any consent on the part of Lessee hereunder shall be effective when provided by any Lessee and Lessor shall be entitled to rely upon any notice or consent given by any Lessee as being notice or consent given by Lessee hereunder.

Section 2 – Conditions to Closing; Closing Covenants.

(a)                                 Lessor’s obligations to purchase the Aircraft from the Supplier and to lease the Aircraft to Lessee are both subject to and conditioned upon (i) the representations and warranties of the Lessee contained herein being true and accurate as of the Acceptance Date and (ii) the Lessor receiving on or prior to the Acceptance Date, all of the following in form and substance satisfactory to it:

(i)                                      the Purchase Documents duly executed and accompanied by evidence of authenticity and authority;

(ii)                                  evidence of reservation of an “N” number for the Aircraft, together with an assignment of Lessee’s rights in such “N” number to Lessor unless an “N” number has already been assigned and will be retained;

(iii)                                evidence that the Aircraft has been duly certified as to type and airworthiness by the FAA in the form of a Standard Airworthiness Certificate (FAA AC Form 8100-2) issued by the FAA;

(iv)                               four (4) duly executed originals of the Lease, including, Lease Supplement 1, Lease Supplement 2 and all schedules and exhibits thereto, all in proper form for filing with the FAA;

(v)                                  (A) such organizational documents for Lessee as requested by Lessor, (B) a certificate or certificates executed by an authorized representative of the Lessee certifying that the execution, delivery and performance of this Lease, the Purchase Documents, the applicable FAA documents and the transactions contemplated hereby and thereby have been authorized by all necessary action on the part of the Lessee, and (C) an incumbency certificate of the Lessee containing the name(s), title(s) and specimen signatures of the person(s) authorized to execute and deliver such documents on behalf of Lessee;

(vi)                               certificate(s) of insurance as to the coverage required under Section 14 hereof, accompanied, if requested by Lessor, by the applicable policies and report(s) of insurance broker(s) or underwriter(s) as to the conformity of such coverage with such requirements;

(vii)                            evidence that each of the Lessee and the Supplier is a registered user entity and has appointed an administer with the International Registry, that all such parties have been approved as such by the registrar of the International Registry and that each such administer, if requested by Lessor, has consented to FAA Counsel as its professional user entity to act on such parties behalf for purposes of consenting to the registration of the International Interest provided for in the Aircraft by this Lease and the Warranty Bill of Sale with the International Registry, as applicable, and that FAA Counsel has received in escrow the executed FAA AC Form 8050-2 Aircraft Bill of Sale (the “Bill of Sale”) by Supplier in the name of Lessor, AC Form 8050-1 Aircraft Registration Application in the name of Lessor (the “Registration Application”) (except for the pink copy which will be available to be placed on the Aircraft upon acceptance thereof), and FAA AC Form 8050-135 FAA Entry Point Filing International Registry, releases, consents and discharges in form and substance satisfactory to Lessor, FAA Counsel and/or Lessor’s counsel of any Liens, such other bills of sale, in the form of FAA AC Form 8050-2, the Warranty Bill of Sale, filing forms, or otherwise, as are necessary, in the opinion of Lessor’s counsel and/or FAA Counsel to vest good and marketable title to the Aircraft in the name of Lessor, and three (3) executed originals of the Lease and Lease Supplements 1 and 2, all the foregoing (except for the Warranty Bill of Sale) being in proper form for filing with the FAA;

(viii)                         certificate(s) of good standing for Lessee from the state of its organization and the state in which Lessee’s chief executive offices and principal place of business are located if requested by the Lessor;

(ix)                                 an opinion of counsel for Lessee in form and substance satisfactory to Lessor and its counsel if requested by Lessor;

(x)                                    an opinion of FAA counsel in form and substance satisfactory to Lessor and its counsel;

(xi)                                 evidence of filing of such UCC financing statements and registration with the International Registry of Lessor’s International Interest and of the Warranty Bill of Sale in the Aircraft (including the Airframe and each Engine) as deemed appropriate by Lessor’s counsel;

(xii)                              Evidence of the payment of a documentation fee to Lessor;

(xiii)                           Payment of all fees and disbursements (including attorneys’ fees) incurred by Lessor in the negotiation and filing of documentation; and

(xiv)                          collateral assignment(s) to Lessor of any and all subleases, management agreements, interchange agreements, charter agreements, purchase agreements and any other present and future agreements of any kind whatsoever relating to the Aircraft or any part thereof (which assignments shall include Lessee’s International Interest and associated rights therein relating to the Aircraft but shall not include any obligations, liabilities and/or duties of any kind whatsoever of Lessee or any other party, person or entity of any kind whatsoever in connection therewith or related thereto) and, if requested by Lessor, evidence of the registration with the International Registry of the assignment of the International Interest and associated rights of Lessee in such agreements; and

(xv)                            Such other documents as Lessor may reasonably request.

Section 3 – Term, Rent and Payment.

(a)                                 Term. This Lease will commence on the Acceptance Date and will continue, unless earlier terminated pursuant to the provisions hereof, until and including the Expiration Date stated in Schedule 2 or, if extended in accordance with the terms hereof, until the end of any Renewal Term.

(b)                                Rent. Rent payable for the Basic Term (“Basic Rent”) will commence on the Acceptance Date. Lessee will pay Basic Rent to Lessor at Its address stated below its signature, except as otherwise directed by Lessor, and in the amounts and at such intervals as set forth in Schedule 2-A to Lease Supplement 1.

(c)                                 Supplemental Rent. Lessee will pay to Lessor when due all amounts other than Basic Rent that are payable hereunder (all such amounts being referred to herein as “Supplemental Rent”). Basic Rent and Supplemental Rent are referred to herein together as “Rent.” The expiration or other termination of Lessee’s obligation to pay Basic Rent hereunder will not terminate, limit or modify the obligations of Lessee with respect to Supplemental Rent, which will survive such expiration or other termination.

(d)                                Holdover. Lessee’s obligation to pay Rent will continue until the Aircraft is returned to the Lessor in accordance with and in the condition required by Sections 8 and 11 hereof.

(e)                                Late Payments. All amounts payable to Lessor hereunder that are not paid when due will accrue interest at the Late Payment Rate for the number of days actually elapsed from the due date until paid in full. In addition, if Lessee fails to remit any Basic Rent on the date such amount is due, Lessee will pay Lessor a late charge equal to the lesser of five percent of such delinquent amount or the maximum amount permitted by law. Lessee acknowledges and agrees that the late charge is an estimate of the costs Lessor will incur as a result of the late payment and is reasonable in amount

(f)                                  Payments. All amounts required to be paid to Lessor hereunder will be made in immediately available United States funds.

Section 4 – Limited Appointment of Agent.

Lessor hereby appoints Lessee as Lessor’s agent for the sole and limited purpose of accepting delivery of the Aircraft from the Supplier. The execution by Lessee of Lease Supplement 1 will evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of. this Lease and will constitute Lessee’s unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease.

Section 5 – Covenants and Warranties.

(a)                                 Quiet Enjoyment. So long as no Default or Event of Default has occurred and is continuing, Lessee will peaceably hold and quietly enjoy the Aircraft without interruption by Lessor or any person or entity claiming through Lessor.

(b)                                Disclaimer of Warranties. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE AIRCRAFT OR ANY PART THEREOF, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND LESSOR HEREBY DISCLAIMS ALL SUCH WARRANTIES; IT BEING UNDERSTOOD THAT THE AIRCRAFT IS LEASED TO LESSEE “AS IS, WHERE IS.” LESSEE HAS MADE THE SELECTION OF THE AIRCRAFT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. IN NO EVENT WILL LESSOR BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

(c)                                 Vendor Warranties. So long as an Event of Default or Default hereunder shall not have occurred and be continuing, and so long as the Aircraft is subject to this Lease and Lessee is entitled to possession of the Aircraft hereunder, Lessor appoints Lessee as Lessor’s agent and authorizes Lessee, at Lessee’s expense, for sole purpose of asserting for Lessor’s account, all rights and powers of Lessor under any manufacturer’s, vendor’s or dealer’s warranty on the Aircraft or any part thereof (including any warranty of Manufacturer or Supplier). Notwithstanding the foregoing, Lessee will not attempt to enforce any such performance by legal proceeding without Lessor’s prior written approval.

Section 6 – Representations, Warranties and Agreements of Lessee.

(a)                                  Due Organization. Lessee has the form of business organization indicated in the caption of this Lease, and is duly organized and existing in good standing under the laws of its state of organization and is duly qualified to do business wherever necessary to carry on its present business and operations, including the Primary Hangar Location and to own its property.

(b)                                 Due Authorization; No Violation. This Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, member or partner approval, does not require the approval of, or the giving notice to, any federal, state or foreign governmental authority (including the Department of Transportation and/or the FAA) and does not contravene any law or violate any judgment or order binding on Lessee or contravene any provision of or constitute a default or result in the creation of any Lien, charge, security interest or other encumbrance (other than a Permitted Lien) under any certificate or articles of incorporation or organization or bylaws or partnership certificate or limited liability company agreement, as applicable, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound.

(c)                                  Enforceability. This Lease has been duly executed and delivered by authorized officers or partners or members or managers, as applicable, of Lessee and constitutes the legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

(d)                                Financial Statements. Lessee agrees to furnish Lessor.

(i)                                   as soon as available, and in any event within ninety (90) days after the last day of each fiscal year of Lessee, a copy of the balance sheet of Ahern as of the end of such fiscal year, and related statements of income and retained earnings of Ahern for such fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied and audited by an independent certified public accounting firm of recognized standing and which is reasonably acceptable to Lessor, each on a comparative basis with corresponding statements for the prior fiscal year;

(ii)                                 within forty-five (45) days after the last day of each fiscal quarter of Ahern (except the last fiscal quarter for any fiscal year), a copy of the balance sheet of Ahern as of the end of each such quarter, and statement of income and retained earnings covering the fiscal year to date of Ahern, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Ahern; and

(iii)                              within thirty (30) days after the date on which they are filed, all reports, forms and other filings, if any, required to be made by Ahern to the Securities and Exchange Commission (“SEC”) or (in respect of the Aircraft or the Lease) the FAA, including any SEC Forms 10-K and 10-Q and related reports or documents. All credit, financial and other information provided by Ahern or at Ahern’s direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects.

(iv)                             (a) as soon as available, and in any event within ninety (90) days after December 31st of each calendar year, a signed personal financial statement of Don F. Ahern (which shall include, among other things, a disclosure of all assets, liabilities and contingent liabilities of Don F. Ahern), which personal financial statement shall be in form and substance satisfactory in all respects to Lessor; and (b) within thirty (30) days after the filing by Don F. Ahern of his federal income tax returns for a given year, true and accurate signed copies of any such federal income tax returns, including all schedules thereto, and, in addition, provided that Don F. Ahern has filed for an individual income tax filing extension, within thirty (30) days after the filing by Don F. Ahern a true and accurate signed copy of IRS Form 4868 ‘Application for Automatic Extension of Time to File U.S. Individual Income Tax Return; and

(v)                                 promptly, such additional financial and other information as Lessor may from time to time reasonably request.

(e)                                 Furnishing of Information. Lessee agrees that it will furnish Lessor from time to time with such information relating to Lessee, its subsidiaries and affiliates, financial or otherwise, as Lessor reasonably requests.

(f)                                   Location of Chief Executive Office; Lessee Name. The chief executive office and principal place of business of Lessee is located at the address set forth in Schedule 2, Lessee’s full and accurate legal name is as stated in the first paragraph of this Lease, and the organizational number of Lessee is as set forth in the signature block below. Lessee agrees to give Lessor thirty (30) days’ prior written notice of any relocation of its chief executive office and of any change in its name, identity or state of organization. Within the previous six (6) years Lessee has not changed its name, done business under any other names, changed its chief place of business from its present location or merged or been the surviving entity of any merger.

(g)                                Documents on Board. A current and valid Registration Application or Certificate of Aircraft Registration, and a copy of this Lease and the Lease Supplements, will be kept on board the Aircraft at all times during the Term.

(h)                                 Litigation. There are no proceedings pending or, to Lessee’s knowledge, threatened against or affecting Lessee or any of its property before any court, administrative officer or administrative agency that would, directly or indirectly, (i) adversely affect or impair the title of Lessor to the Aircraft, or (ii) if decided adversely, affect the financial condition or operations of Lessee or the ability of Lessee to perform its obligations under this Lease.

(i)                                     No Adverse Mortgages. Lessor’s right, title and interest in and to the Aircraft and the Rent will not be adversely affected or impaired by, and no lien will attach to the Aircraft as a result of, the terms of any existing mortgage, loan agreement or indenture or any other contract, agreement or instrument to which Lessee is a party, or under which Lessee or any of its property is or may become bound.

(j)                                     Taxes. Lessee has filed or caused to be filed and (except as otherwise provided herein) will continue to file all required federal, state and local tax returns, and has paid or caused to be paid and will continue to pay all taxes that are due and payable with respect to its business and assets (except if being contested in good faith and if adequate reserves for the payment thereof have been established).

(k)                                  Filing. Except for (i) registration of the Aircraft with the FAA, (ii) filing and recording of the Lease and related documents pursuant to the Act, including the filing with the FAA of an AC Form 8050-135 with respect to the International Interest provided for in the Aircraft (including the Airframe and each Engine) by this Lease and with respect to the Warranty Bill of Sale and effecting the registration of such International Interest and the Warranty Bill of Sale with the International Registry and (iii) filing of a financing statement under the UCC, no further action, including any filing, registration or recording of any document, is necessary or advisable in order to establish and perfect Lessor’s title to and interest in, the Aircraft, as against Lessee and/or any other Person.

(l)                                     Good Title. Lessor is or, as of the Acceptance Date, will be the owner of the Aircraft and has or, as of the Acceptance Date, will have good and marketable title to the Aircraft free and clear of all Liens other than Permitted Liens.

(m)                              Records. Lessee has reviewed all Records with respect to the operation and maintenance of the Aircraft prior to the Acceptance Date and such Records have been kept in accordance with the requirements of the FAA rules and regulations and industry standards. Lessee will maintain all such Records during the Term in accordance with the requirements of the FAA, any Manufacturer’s maintenance programs or requirements, and Sections 8 and 11 of this Lease.

(n)                                Claims. Lessee has no pending claims and Lessee has no knowledge of any facts upon which a future claim may be based, in each case for breach of warranty or otherwise, against any prior owner, any Manufacturer, or any Supplier of the Airframe, any Engine, any Propeller or any Parts.

(o)                                U.S. Citizen. The Lessee is now and at all times during the Term will continue to be a “citizen of the United States” within the meaning of 49 USC § 40102(a)(15) of the Act.

(p)                               Engines. Each of the Engines has 550HP or greater rated takeoff horsepower or the equivalent of such horsepower and, if a jet propulsion engine, has at least 1750 lbs of thrust or its equivalent.

(q)                               Charges. All sales, use, documentation or similar taxes, fees or other charges due and payable on or prior to the date hereof with respect to the sale to and purchase by the Lessor of the Aircraft and/or the leasing of the Aircraft by Lessor to Lessee have been paid in full.

(r)                                  Aircraft. The Lessee has selected the Aircraft, Manufacturer, Supplier, and all maintenance facilities to be used in connection with the Aircraft. Lessee hereby assigns to Lessor any and all rights relating to the Aircraft which Lessee has acquired or hereafter acquires from the Manufacturer or any other entity; provided, Lessor will have no right to exercise such right except upon the occurrence, and during the continuation of, a Default or an Event of Default.

(s)                                  Insolvency, Fair Consideration. Lessee is not insolvent within the meaning of any applicable state or federal law.

Section 7 – Net Lease.

THE LEASE IS A NET LEASE. LESSEE’S OBLIGATIONS TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND WILL NOT BE SUBJECT TO ANY RIGHT OF SETOFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR ANY RIGHT LESSEE MAY HAVE AGAINST THE SUPPLIER, MANUFACTURER, LESSOR OR ANY OTHER PERSON; PROVIDED, HOWEVER, THAT NOTHING HEREIN WILL PRECLUDE LESSEE FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LEASE WILL NOT TERMINATE, NOR WILL THE OBLIGATIONS OF LESSEE BE AFFECTED, BY REASON OF ANY DEFECT IN OR DAMAGE TO, OR ANY LOSS OR DESTRUCTION OF, THE AIRCRAFT OR ANY PART THEREOF FROM WHATSOEVER CAUSE, OR THE INVALIDITY OR UNENFORCEABILITY OR LACK OF DUE AUTHORIZATION OF THIS LEASE OR LACK OF RIGHT, POWER OR AUTHORITY OF LESSOR TO ENTER INTO THIS LEASE, OR FOR ANY OTHER CAUSE, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, ANY PRESENT OR FUTURE LAW OR REGULATION TO THE CONTRARY NOTWITHSTANDING, IT BEING THE EXPRESS INTENTION OF LESSOR AND LESSEE THAT ALL RENT PAYABLE TO LESSOR HEREUNDER WILL BE, AND CONTINUE TO BE, PAYABLE IN ALL EVENTS UNLESS AND UNTIL THE OBLIGATION TO PAY THE SAME ARE FULLY SATISFIED PURSUANT TO THE EXPRESS PROVISIONS HEREOF. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER OR THE MANUFACTURER, NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF EITHER OF THEM, IS AN AGENT OF LESSOR OR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE, AND NO SUCH WAIVER OR ALTERATION WILL VARY THE TERMS HEREOF. LESSOR IS NEITHER A SUPPLIER NOR A MANUFACTURER, AND LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN THE AIRCRAFT OR ANY PART

THEREOF. LESSEE AGREES NOT TO ASSERT AGAINST LESSOR ANY CLAIMS OR DEFENSES LESSEE MAY HAVE WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, AND UNDERSTANDS THAT IT MAY ASSERT SUCH CLAIMS AGAINST THE SUPPLIER OR MANUFACTURER.

Section 8 – Return of Aircraft.

(a)                                  Condition Upon Return. Upon the expiration or other termination of this Lease (whether following an Event of Default or otherwise), unless Lessee shall have purchased the Aircraft in accordance with the terms hereof, Lessee, at its own expense, will return the Aircraft (including the Engines) to Lessor at a location specified by the Lessor within the continental United States with no deferred maintenance items outstanding and in the condition in which the Aircraft is required to be maintained pursuant to the terms of this Lease. Without limiting the generality of the foregoing, upon return the Aircraft will:

(i)                                      be duly certified by the FAA as airworthy;

(ii)                                    be free and clear of all Liens other than Permitted Liens;

(iii)                                 be in the same configuration, in the same operating and physical condition, with all systems operating normally, and in good appearance (in each case, ordinary wear and tear excepted) as when delivered to Lessee hereunder;

(iv)                                be in compliance with all so-called “mandatory,” “alert” and (to the extent applicable to Lessee, or its operations) “highly recommended” service bulletins, service letters, modification kits, and similar notices and components issued, supplied, or available by or through the Manufacturer, and with all “airworthiness alerts” and airworthiness or other directives, circulars, operator bulletins and instructions and all other applicable service, maintenance, repair and overhaul regulations issued by the FAA or similar regulatory agency having authority; and

(v)                                  otherwise be in the condition required under this Lease.

(b)                                 Overhaul-General. At the time of return:

(i)                                        the Airframe (including the landing gear) will not have been operated more than one-half of the allowable time between major airframe overhauls or major block maintenance before the next major airframe overhaul or major block maintenance, whichever then applies, in accordance with Lessee’s then approved overhaul and/or maintenance program authorized by and performed to FAA requirements applicable to Lessee or the Airframe, and will have no less than half life (as measured by reference to calendar, phase, periodic maintenance, and/or inspection standards) remaining on any life limited Airframe Part or component (including the landing gear) before overhaul or replacement; and

(ii)                                   each Engine will not have been operated more than one-half of the allowable time remaining before overhaul (both hot and cold sections as measured by reference to calendar, phase, periodic maintenance, and/or inspection standards) and all cycle limited Parts or time controlled components of each Engine will not have been operated more than one-half the allowable cycles or time remaining before replacement; said Engine overhaul and Engine Parts and components replacement to be performed in accordance with Lessee’s then approved engine overhaul and parts and components replacement program authorized by and performed to FAA requirements applicable to Lessee; and

(iii)                               Lessee will have performed all inspections and scheduled maintenance required to be performed on the Airframe, Propeller(s), Engines and all life limited Parts and components within one hundred eighty (180) days after the date of return and one hundred fifty (150) hours of additional operation after the hour of return.

(c)                                  Overhaul-Airframe.

(i)                                       If the conditions set forth in Sections 8(b)(i) and (iii) hereof are not met, Lessee will pay Lessor a dollar amount computed by multiplying (A) Lessor’s then current cost for such major overhaul or major block maintenance as the case may be (such cost being the then current rates charged by an airframe overhaul facility approved by the Manufacturer and acceptable to Lessor, together with all costs associated with such overhaul), times (B) a fraction of which (x) the numerator is the excess of the number of hours since the last such major overhaul or major block maintenance, as the case may be, over fifty percent (50%) of the number of hours of allowable time between major overhauls or major block maintenance and (y) the denominator is the total number of hours of such allowable time.

(ii)                               If the life limited Parts or components requirement contained in Section 8(b) hereof are not met, Lessee will pay to Lessor with respect to each Part or component for which said requirement is not met the dollar amount obtained by multiplying (A) the ratio that the life expended in excess of half-life bears to the total allowable life for such Part or component by (B) Lessor’s cost of replacement of such Part or component. Lessor’s cost of replacement of such Part or component will include Lessor’s then current cost of purchasing the Part or component itself and all of Lessor’s then current costs associated with the replacement.

(d)                                 Overhaul-Engine.

(I)                                  If the conditions specified in clause (ii) and/or (iii) of Section 8(b) hereof are not met with respect to the Engines, Lessee will pay to the Lessor with respect to each Engine for which said conditions are not met the dollar amount per Engine obtained by multiplying (A) the ratio that the time accumulated since half time bears to the time allowable between overhauls by (B) Lessor’s cost for overhaul of such Engine (such Lessors cost being the then current rates charged by an engine overhaul facility approved by the Manufacturer and acceptable to Lessor, together with all costs associated with such overhaul).

(ii)                                 If the conditions specified in clause (ii) and/or (iii) of Section 8(b) hereof are not met with respect to Engine cycle limited Parts and time controlled components, Lessee will pay to Lessor with respect to each Engine for which said requirement is not met the dollar amount per Part or per component, as applicable, obtained by multiplying (A) the ratio that the time (or cycles) accumulated since half time (or one-half the allowable cycles) bears to the time (or cycles) allowable between replacements by (B) Lessor’s cost of replacement of the part (or component). Lessor’s cost of replacement of a part or component will include Lessor’s then current cost of purchasing the part or component itself and all of Lessor’s then current costs associated with the replacement.

(e)                                  Fuel; Records. Upon the return of the Aircraft:

(i)                                     each fuel tank will contain the same quantity of fuel as was contained in such tank when the Aircraft was delivered to Lessee on the Acceptance Date, which will be presumed to be fifty percent (50%) of full capacity unless otherwise specified in the Purchase Documents. If the fuel tank(s) contain less than such amount, Lessee will pay to Lessor the cost, at the then current market price of fuel, of the amount of fuel necessary to bring the fuel level to the required amount; and

(ii)                                 Lessee will deliver all Records to Lessor. If any Records are missing or incomplete, Lessor will have the right to cause any such Records to be reconstructed at the sole expense of Lessee.

(f)                                    Storage. Upon the expiration or other termination of the Lease and for two (2) months thereafter, Lessee will, if requested by Lessor, permit Lessor to store the Aircraft at the Primary Hangar Location as described in Schedule 2. During such storage period Lessor will, at Lessor’s cost and expense unless a Default or Event of Default has occurred and is continuing, keep the Aircraft properly hangared, and Lessee will permit Lessor or any person designated by Lessor, including the authorized representative or representatives of any prospective purchaser, lessee or user of the Aircraft to inspect the same. Lessee will not be liable, except in the case of the negligence or intentional misconduct of Lessee or of its employees or agents, for injury to, or the death of, any person exercising, either on behalf of Lessor or any prospective purchaser, lessee or user, the rights of inspection granted hereunder. Unless a Default or Event of Default has occurred and is continuing, Lessor will bear the risk of loss and will pay any and all expenses connected with insuring and maintaining the Aircraft during such storage period. The cost of storage, hangaring, insuring and maintaining the Aircraft, and the risk of loss to the Aircraft, under this section will be for Lessee’s account if a Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, upon the cancellation or termination of the Lease in connection with an Event of Default, the storage period provided for in this paragraph and the obligations of Lessee regarding risk of loss, maintenance and its obligations to hangar and insure the Aircraft shall continue so long as Lessor is pursuing its rights and remedies as a result of such Event of Default.

(g)                                 Return of Engines. If, notwithstanding the requirement set forth in Section 8(a) that Lessee return the Engines to Lessor, Lessee wishes to return the Aircraft with an engine other than an Engine installed on the Airframe and if Lessor Is willing in its sole reasonable discretion to accept such engine, then concurrently with such return Lessee will, at its sole expense, furnish Lessor with (i) a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine,(ii) a written opinion of FAA Counsel to the effect that such engine is free and clear of all Liens other than Lessor’s Liens. Lessee shall and take all such other steps as are necessary to effect the registration of such sale with the International Registry. Upon receipt of the bill of sale and opinion, unless a Default or Event of Default has occurred and is continuing, Lessor will transfer to Lessee on an “AS-IS, WHERE-IS” BASIS WITHOUT ANY

REPRESENTATION OR WARRANTY BY LESSOR (OTHER THAN AS TO LESSOR’S LIENS), all of Lessor’s right, title and interest in and to the Engine that was replaced by the engine.

(h)                                Inspection Prior to Return. Not more than ninety (90) days prior to the Expiration Date, upon the written request of Lessor, Lessee will, at its sole expense, (i) review the maintenance records of the Aircraft to determine if the Aircraft is in the condition required by the Lease, and (ii) deliver to Lessor a written certificate (x) certifying that the Aircraft is in the condition required by the Lease according to the maintenance records for such Aircraft, or (y) if the maintenance records so indicate, certifying that maintenance or repairs are required and specifying what maintenance or repair is required in order to bring the Aircraft to the required condition.

(i)                                   Survival. The provisions of this Section 8 will survive the expiration or other termination of this Lease and the return of the Aircraft for any reason whatsoever.

(J)                                  Injunctive Relief. Without limiting any other terms or conditions of this Lease, the provisions of this Section 8 are of the essence in this Lease, and upon application to any court of equity having jurisdiction. Lessor will be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 8.

(k)                                  Excess Use.  Upon the return of the Aircraft to the Lessor, Lessor and Lessee shall consult for the purpose of determining the Excess Use Amount (as defined below), if any, and an amount so agreed upon in writing between Lessor and Lessee shall be binding on both parties. The “Excess Use Amount” shall mean the amount, if any, by which (i) the fair market sales value of the Aircraft (determined pursuant to Section 23 (c) without Excess Hours, exceeds (ii) the fair market sales value of the Aircraft (determined pursuant to Section 23 (c)) with Excess Hours (and as to this Section 8 (k) (ii), without making the assumption in Section 23 (c) (iii). If Lessor and Lessee fail to agree within ten (10) days after the return of the Aircraft to Lessor, then Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine the Excess Use Amount. Lessee agrees to pay the costs and expenses of any such determination and appraisal. The independent appraiser shall be required to complete such determination as promptly as practical, but in any event, not later than thirty (30) days after the date on which it is appointed, A final determination by the independent appraiser regarding the extent of the Excess Use Amount, if any, shall be binding on Lessor and Lessee. Lessee shall pay to Lessor within ten (10) days of determination an amount equal to the Excess Use Amount.

Section 9 – Liens.

Lessee will not directly or indirectly, voluntarily or involuntarily, create, incur, assume or suffer to exist any Liens other than Permitted Liens on or with respect to the Aircraft or any part thereof, Lessor’s title thereto, or any interest of Lessor therein, and Lessee will promptly, at its own expense, take such action as Lessor deems necessary or advisable to duly discharge any such Lien. If Lessee fails to take action to discharge or remove any such Lien, Lessor may take such action as it deems necessary or appropriate to discharge or remove such Lien. Lessee will reimburse Lessor on demand for any costs Incurred by Lessor in connection with such action. Lessor’s rights hereunder are in addition to, and not In derogation of, any other rights Lessor may have hereunder, at law, or in equity.

Section 10 – Taxes.

Lessor will be responsible for reporting and paying to the applicable jurisdiction, and Lessee will pay to Lessor when due and will defend and indemnify Lessor against liability for, all sales and use taxes and all taxes that are the equivalent of sales or use taxes (including any related interest or penalties) now or hereafter imposed by any governmental body or agency upon the Aircraft or the leasing thereof or otherwise with respect to the transactions contemplated hereby. Except to the extent such impositions are included in the preceding sentence, Lessee will (I) report, (ii) pay when due, and (iii) defend and indemnify Lessor against liability for all license and registration fees, assessments, and property, excise, documentary, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon the Aircraft, or with respect to landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net or gross income of Lessor or taxes on gross receipts in lieu of taxes on net income (but not including sales, use, rental or property taxes or taxes of a similar nature)) (together with sales, use and equivalent taxes, “Impositions”). Any fees, taxes or other lawful Charges paid by Lessor upon failure of Lessee to make such payments will immediately become due from and payable by Lessee to Lessor. Notwithstanding the foregoing, Lessee will pay and will indemnify, defend, and hold harmless Lessor, on a net after-tax basis, from and against all Impositions on or measured by the net income of Lessor imposed against Lessor by any local or foreign government or other local or foreign taxing authority if and to the extent Lessor would not have incurred such Impositions but for the operation or presence of the Aircraft in the Jurisdiction asserting an Imposition.

Section 11 – Registration, Maintenance and Operation; Compliance and Use:
Replacement Parts: Additions: Aircraft Marking.

(a)                                  Registration, Maintenance and Operation. During the Term, Lessee, at its sole cost and expense, will (i) cause the Aircraft to be duly registered in the name of the Lessor under the Act at all times; (ii) maintain, inspect, service, repair, overhaul and test the Airframe, any Propellers and each Engine in accordance with FAA approved and Manufacturer’s recommended maintenance programs and in accordance with (A) all maintenance manuals furnished with the Aircraft, including all subsequent amendments or supplements to such manuals issued by the Manufacturer from time to time, (B) all mandatory “Service Bulletins” issued, supplied, or available by or through any Manufacturer and/or any other manufacturer of any Engine or Part having a compliance date during the Term of this Agreement and up to twelve (12) months after the Expiration Date or the last day of any Renewal Term, and (C) all airworthiness directives or circulars issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance with such directives or circulars to be completed through corrective modification or operating manual restrictions, having a compliance date during the Term and up to twelve (12) months after the Expiration Date or the last day of any Renewal Term; (iii) maintain (in English) all Records and (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor’s ownership of the Aircraft. All maintenance procedures required by Section 11, subparagraph (a)(ii) or any other provision of this Lease will be performed in accordance with all FAA and Manufacturer’s standards and procedures by properly trained, licensed, and certified maintenance sources and maintenance personnel using replacement parts approved by the FAA and the Manufacturer, so as to keep the Airframe, any Propellers and each Engine in as good operating condition as when delivered to the Lessee hereunder, ordinary wear and tear alone excepted, and to enable the airworthiness certificate for the Aircraft to be continually maintained in good standing at all times under the regulations of the FAA.

(b)                                 Compliance and Use. (i) Except as permitted in Section 16, Lessee will operate the Aircraft solely in the conduct of its business and/or for commercial purposes (and not for consumer, home or family purposes) and in such configuration as authorized by the FAA. Lessee will not operate the Aircraft or permit the Aircraft to be operated (A) at any time or in any geographic area when or where insurance required by the provisions of Section 14 hereof is not in effect, (B) in a manner or for any time period such that Lessor or a Person other than Lessee will be deemed to have “operational control” of the Aircraft without the prior written consent of Lessor, or (C) for the carriage of persons or property for hire or the transport of mail or contraband. Throughout the Term, possession, use and maintenance of the Aircraft will be at the sole risk and expense of Lessee and the Aircraft will be based at the Primary Hangar Location set forth in Schedule 2. Lessee will deliver to Lessor a written waiver of any Lien or claim of Lien against the Aircraft that is or could be held by any landlord (other than a governmental entity) or mortgagee of any hangar or storage facility where the Aircraft is or will be located. Lessee will not remove the Aircraft, or permit the Aircraft to be removed, from its designated Primary Hangar Location for a period in excess of thirty (30) days without Lessor’s prior written consent. Lessee will cause the Aircraft to be operated at all times by duly qualified pilots who (x) are supplied by Lessee, (y) hold at least a valid commercial airman certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the FARS or other applicable law or regulation, and (z) meet the requirements established and specified by the insurance policies required hereunder and the FAA. (II) The Aircraft shall not be operated, used or located outside the continental United States except that it may be flown temporarily to any country in North America, Central America or South America for any purpose expressly permitted under this Lease. Notwithstanding the foregoing, the Aircraft shall not be flown, operated, used or located in, to or over any such country or area (temporarily or otherwise), (A) which is excluded from the required insurance coverages, or would otherwise cause Lessee to be in breach of the insurance requirements or other provisions, of this Lease (provided, further, prior to any operation in Mexico, Lessee shall (x) provide prior written notice to Lessor, and (y) furnish Lessor with evidence of insurance coverage for such use), (B) with which the U.S. does not maintain favorable diplomatic relations, (C) in any area of recognized or threatened hostilities, (D) in violation of any applicable law, including any U.S. law or United Nations Security Council Directive, (E) which is subject to any sanction program of the Office of Foreign Assets Control or (F) in a manner that causes it to be deemed to have been used or operated “predominantly” outside of the United States, as that phrase is used in Section 168(g)(1)(A) of the Code.

(c)                                  Replacement Parts. Except as otherwise provided in the succeeding paragraph (d) of this section, Lessee, at its sole cost and expense, will promptly replace all Parts that from time to time become worn out, lost, stolen, taken, destroyed, seized, confiscated, requisitioned, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever with a replacement part of at least the same manufacture, value, remaining useful life and utility as the replaced Part immediately preceding the replacement (assuming that such replaced Part is in the condition required by this Lease). Such replacement part will be free and clear of all Liens. Upon installation, attachment or incorporation in, on or into the Aircraft, immediately and without further act such replacement part will be fully subject to the Lease and title thereto will vest in Lessor.

(d)                             Additions. Lessee will be entitled from time to time during the Term to acquire and install on the Aircraft at Lessee’s sole cost and expense (and Lessor hereby appoints Lessee to be Lessor’s agent for such purpose so long as no Default or Event of Default has occurred and is continuing), any additional accessory, device or equipment as may be available at such time (“Additions”) but only if (i) such Additions are ancillary to the Aircraft, (ii) such Additions are not required to render the Aircraft complete for its intended use by Lessee, (iii) such Additions will not impair the originally intended function or use of the Aircraft or diminish the value of same, (iv) such Additions can be readily removed without causing material damage to the Aircraft, and (v) the incorporation of such Additions into the Aircraft will not result in a violation of the provisions of any FARS or other applicable law, rule or regulation. Lessee will be entitled to remove all Additions from the Aircraft, except for any Addition that constitutes an Alteration (as defined below). Any Addition that is permitted to be removed will be released from the terms of this Lease upon the removal thereof. Title to Additions that are not removed by Lessee prior to the return of the Aircraft to Lessor will vest in Lessor upon such return. Lessee will repair all damage to the Aircraft resulting from such installation or removal of Additions so as to restore the Aircraft to its condition prior to installation.

(e)                              Alterations. Lessee will, at its expense, make any and all alterations and modifications (each an “Alteration”) with respect to the Aircraft that may at any time during the Term be required to comply with any applicable law or any government rule or regulation. All Alterations and all nonseverable repairs made by Lessee to or upon the Aircraft, including any Engine or replacement Parts installed thereon, in the course of repairing or maintaining the Aircraft will be deemed an accession, and title thereto will immediately vest in Lessor without cost or expense to Lessor.

(f)                                Aircraft Marking. Lessee agrees, at its sole cost and expense, to (i) cause the Airframe, any Propellers and the Engines to be kept numbered with the identification or serial number therefor as specified in Schedule 1; (ii) prominently display on the Aircraft that “N” number, and only that “N” number specified in Schedule 1, or such other “N” number as has been approved in writing by the Lessor and duly recorded with the FAA; (iii) (A) notify Lessor in writing not less than thirty (30) days prior to making any change in the configuration, appearance or coloring of the Aircraft (other than changes mandated by the FAA or that are reasonably consistent with the configuration, appearance and coloring on the Acceptance Date), and (B) at Lessor’s request, either (x) restore the Aircraft to the configuration, appearance and coloring as of the Acceptance Date (other than changes that were mandated by the FAA) or (y) pay Lessor an amount equal to the reasonable cost of such restoration; and (iv) affix and maintain in the Airframe adjacent to the airworthiness certificate and on each Engine a metal nameplate bearing the Aircraft Marking specified in Lease Supplement 2 and such other markings as from time to time may be required by law or otherwise deemed necessary or advisable by Lessor in order to protect Lessor’s title to the Aircraft and Lessor’s rights hereunder. Lessee will not operate the Aircraft until such Aircraft Markings have been placed thereon. Lessee will promptly replace or repair, as applicable, any such Aircraft Marking that may be removed, defaced or destroyed.

Section 12 – Inspection.

Lessor will have the right, but not the duty, to inspect the Aircraft, any component thereof, and the Records at any reasonable time and from time to time, wherever the same may be located, upon reasonable prior written notice to Lessee unless a Default or Event of Default has occurred and is continuing, in which case no prior notice will be required. At Lessor’s request, Lessee will confirm to Lessor the location of the Aircraft and will, at any reasonable time and from time to time, make the Aircraft and/or the Records available to Lessor for inspection.

Section 13 – Loss or Destruction.

(a)                               Event of Loss with Respect to the Aircraft. (i) Lessee will deliver to Lessor written notice of the occurrence of any Event of Loss with respect to the Aircraft within ten (10) days after the occurrence thereof. On the next Basic Rent Date following such Event of Loss (or, if the Event of Loss occurs after the Last Basic Rent Date, within thirty (30) days after the Event of Loss), Lessee will pay to Lessor an amount equal to the sum of (A) all Rent then due hereunder, plus (B) the Casualty Value of the Aircraft determined as of such next Basic Rent Date or the Last Basic Rent Date, as applicable. Upon Lessor’s receipt of such amounts, Lessee’s obligation to pay further Basic Rent for the Aircraft will cease, but Lessee’s obligation to pay Supplemental Rent and any other amounts due under this Lease, if any, will remain in full force and effect. Except in the case of total destruction, permanent disappearance, Requisition of Use, or Return to Manufacturer, Lessor will be entitled to possession of the Aircraft, unless possession by an insurance carrier is required in order to settle an insurance claim. Lessor will be under no duty to Lessee to pursue any claim against any Person in connection with an Event of Loss, but Lessee may at its sole cost and expense and with Lessor’s prior written consent pursue the same on behalf of Lessor in such manner as may be reasonably acceptable to Lessor.

(ii)                                Following payment to Lessor of the Casualty Value, Lessee will dispose of the Aircraft as Lessor’s agent as soon as it is able for the best price obtainable. Any such disposition will be on an “AS-IS, WHERE-IS” BASIS

WITHOUT ANY REPRESENTATION OR WARRANTY BY LESSOR (OTHER THAN AS TO LESSOR’S LIENS) of any kind whatsoever. Lessee may retain all amounts received from such disposition up to an amount equal to the sum of the Casualty Value actually paid by Lessee plus Lessee’s reasonable costs and expenses of disposition. Any excess will be paid over to, and retained by, Lessor. In the event of a Return to Manufacturer, Lessee will be entitled to all amounts payable to Lessor by the Manufacturer up to the amount, if any, of the Casualty Value actually paid by Lessee to Lessor, and any excess will be retained by Lessor. With respect to a Requisition of Use, Lessee will be entitled to all amounts paid by any governmental authority up to the Casualty Value actually paid by Lessee, and any excess will be paid over to, and retained by, Lessor.

(b)                                Event of Loss With Respect to an Engine. Upon an Event of Loss with respect to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe upon which such Engine was Installed, Lessee will give Lessor prompt written notice thereof and will, within thirty (30) days after the occurrence of such Event of Loss, convey to Lessor title to an engine that is (i) the same make and model number as the Engine suffering the Event of Loss, (ii) free and clear of all Liens, (iii) of a value, utility, and useful life at least equal to, and be in as good an operating condition as, the Engine suffering the Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee, at its sole cost and expense, will furnish Lessor with such documents to evidence the conveyance as Lessor requests. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee, without recourse, representation or warranty of any kind whatsoever, other than as to Lessor’s Liens, all of Lessor’s right, title and interest, if any, in and to the Engine suffering the Event of Loss. SUCH TRANSFER WILL BE ON AN “AS-IS, WHERE-IS” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY BY LESSOR (OTHER THAN AS TO LESSOR’S LIENS) AS TO THE ENGINE SO TRANSFERRED TO LESSEE. Each replacement engine will, after such conveyance, be deemed an “Engine” as defined herein and will be deemed part of the same Aircraft as was the replaced Engine. In connection with any replacement of an Engine pursuant to this Section 13(b) Lessee will enter into a supplement to this Lease identifying the replacement engine, subjecting such engine to this Lease and providing for an International Interest in favor of the Lessor and Lessee shall effect the registration of such International Interest and the bill of sale transferring title in such replacement engine to Lessor with the International Registry, and take such other action and make such filings as reasonably requested by Lessor to register, protect, preserve and perfect its interests in and relating to such replacement engine. No Event of Loss with respect to an Engine will result in any reduction or delay in the payment of Basic Rent or relieve Lessee of any obligation under this Lease.

(c)                                 Risk of Loss, No Release of Obligations. Lessee will bear the entire risk of loss, theft, confiscation, expropriation, requisition, damage to or destruction of the Aircraft and will not be released from its obligations hereunder in the event of any damage to the Aircraft or any part thereof or any Event of Loss relating thereto, until such time as all obligations hereunder have been performed in full.

Section 14 – Insurance.

(a)                                 Insurance. Lessee, at its sole cost and expense, will maintain or cause to be maintained:

(i)                                      aircraft liability insurance covering claims arising from the use or operation of the Aircraft in or over any area (including contractual liability and bodily injury and property damage liability) in an amount not less than the greater of (a) $50,000,000 per occurrence, or such higher amounts as are required by law in the geographic location or country in or over which the Aircraft is flown, operated or located and (b) the amounts of aircraft liability insurance from time to time applicable to aircraft operated by Lessee (whether owned or leased) of the type of the Aircraft;

(ii)                                   cargo liability insurance sufficient to cover the maximum value of cargo on the Aircraft at any one time if Lessee is engaged in transporting property of others;

(iii)                                all-risk aircraft physical damage insurance covering the Aircraft in motion and not in motion, in flight and on the ground, and the Engine and all Parts while attached to or removed from the Airframe, in an amount not less than the lesser of the full insurable value of the Aircraft or the then Casualty Value;

(iv)                               for all locations which the Aircraft travels to and through: war and allied perils insurance to cover the perils of (A) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (B) strikes, riots, civil commotions of labor disturbances, (C) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (D) any vandalism, malicious act or act of sabotage, (E) confiscation, naturalization, seizure, restraint, detention, diversion, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority and (F) hijacking, or any unlawful seizure or wrongful exercise of control of the crew in flight; and

(v)                               such other insurance against such other risks as is usually carried by similar companies owning or leasing and operating aircraft similar to the Aircraft. All such insurance will be maintained with insurers of recognized reputation and responsibility (reasonably satisfactory to Lessor) having a rating not less than A- from A.M. Best, or other rating approved by Lessor. All insurance policies will be in a form acceptable to Lessor.

If Lessee fails to maintain insurance as herein provided, Lessor may, at its option, provide such insurance, and Lessee will, upon demand, reimburse Lessor for the cost thereof.

(b)                                 Requirements. All insurance policies required hereunder will: (i) require 30 days’ prior written notice to Lessor of cancellation, non-renewal or material change in coverage (any such cancellation, non-renewal or change, as applicable, not being effective until the thirtieth (30th) day after the giving of such notice) except, in the case of cancellation for non-payment of premium, only 10 days’ prior written notice shall be required and in the case of cancellation of the coverages described under Section 14.a.(iv), notice as established under the applicable endorsements; (ii) name the Additional Insureds (as hereinafter defined) as an additional insured under the liability coverage and name Additional Insureds as sole loss payee under the physical damage insurance coverage; (iii) not require contributions from other policies held by the Additional Insureds; (iv) waive any right of subrogation against the Additional Insureds; (v) in respect of any liability of any of the Additional Insureds, except for the insurers’ salvage rights in the event of a loss or damage, waive the right of such insurers to setoff, to counterclaim or to any other deduction, whether by attachment or otherwise, to the extent of any monies due the Additional Insureds under such policies; (vi) permit but not require that any of the Additional Insureds pay or be liable for any premiums with respect to such insurance covered thereby; (vii) provide for coverage in all areas in which the Aircraft is permitted to fly under the terms hereof; (viii) provide that all of the provisions thereof, except the limits of liability, will operate in the same manner as if there were a separate policy covering each Additional Insured; and (ix) contain breach of warranty provisions providing that, in respect of the interests of the Additional Insureds in such policies, the insurance will not be invalidated by any action or inaction of Lessee or any other person (other than an Additional Insured, as to itself only) and will insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or by any other person (other than an Additional Insured, as to itself only). As used herein, the term “Additional Insureds” means “KeyCorp and its subsidiaries and affiliated companies including KeyEquipment Finance Inc., and their respective successors and/or assigns.”

(c)                                  No Right to Self-insure. Lessee will not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder, except to the extent of deductibles usually and customarily maintained by companies engaged in the same or similar business as Lessee and operating the same or similar aircraft and approved by Lessor.

(d)                                 Notice of Loss or Damage; Application of Proceeds. Lessee will give Lessor prompt notice of any damage to or loss of, the Aircraft, or any part thereof. So long as no Default or Event of Default shall have occurred and be continuing under this Lease, insurance proceeds for partial loss or damage to the Aircraft or any part thereof for which the cost of repair is less than $250,000.00 will be applied solely for payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required hereby. If a Default or Event or Default has occurred and is continuing or such insurance proceeds for partial loss or damage to the Aircraft or any part thereof for which the cost of repair is greater than $250,000.00, such insurance proceeds will be applied as Lessor in its sole discretion determines.

(e)                                  Reports, Policies, Certificates. Not less than fifteen (15) days prior to the expiration dates of the policies obtained by Lessee pursuant to this section, Lessee will deliver to the Additional Insureds certificate(s) of insurance evidencing that the coverage required hereunder has been obtained beyond such expiration date, together with a certificate certifying that such insurance complies with the terms hereof, accompanied, if requested by Lessor, by the applicable policies and report(s) of insurance broker(s) or underwriter(s) as to the conformity of such coverage with such requirements; provided, however, that the Additional Insureds will be under no duty either to ascertain the existence of or to examine any certificates or reports or to advise Lessee if such insurance does not comply with the requirements of this section.

(f)                                    Attorney-in Fact. Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to file, settle, or adjust, and receive payment of, claims under any insurance policy required hereby and to endorse Lessee’s name on any checks, drafts or other instruments in payment of such claims, and to otherwise act in Lessee’s name and on its behalf to make, execute, deliver and file any instruments or documents necessary in connection therewith, and to take any action as Lessor (and any such assignee, mortgagee and/or lender)

deems necessary or appropriate to obtain the benefits intended to inure to Lessor under this Section 14. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, is irrevocable, and will terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing hereunder, Lessor agrees that it will not exercise its powers as attorney in fact with respect to claims for damages in amounts which are less than the lesser of (i) $250,000.00, or (2) ten percent (10%) of the Lessor’s Cost if the Lessor’s Cost is under one million dollars ($1,000,000.00).

Section 15 – Indemnification.

(a)                              General Indemnity. Lessee will indemnify and hold harmless Lessor and each Lessor Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (i) Lessee’s failure to perform any covenant under any of the Lease Documents, (ii) the untruth of any representation or warranty made by Lessee under the Lease Documents, (iii) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to the Aircraft, or (iv) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Lessee’s failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity will not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of Lessor.

(b)                             Tax Indemnity. Lessor and Lessee intend that the Lease be treated as a true lease in which Lessor is entitled to all federal and state tax benefits, including the ability to take MACRS depreciation and, if applicable, bonus depreciation (the “Tax Benefits”) available to the owner of the Aircraft. If Lessor is not entitled to claim the Tax Benefits or the Tax Benefits are adjusted, deferred or recaptured (in each case, a “Tax Loss”) as a result of any act, omission or misrepresentation of Lessee, then Lessee will pay to Lessor, as indemnity and as additional rent, the amount, on an after tax basis, necessary to provide Lessor the same net economic return under the Lease that Lessor would have realized had there not been a Tax Loss; provided, that Lessor shall provide Lessee a reasonably detailed statement as to the cause and calculation of the Tax Loss and, if (i) the amount of the Tax Loss involves more than $50,000, (ii) Lessee has provided a written opinion of its tax counsel that it is more likely than not that Lessor could prevail with the Internal Revenue Service with respect to such Tax Loss, (iii) Lessee agrees in writing to be responsible for the costs of the contest (including (x) reasonable attorney and accountant fees of Lessor, and (y) the Tax Loss, if the contest is unsuccessful, or shall have paid such Tax Loss, if required to pursue the contest), and (iv) no Event of Default has occurred and is continuing, then Lessor shall contest such Tax Loss; provided, further, that Lessor shall not be responsible to contest this further than Tax Court or District Court, as the case may be. Unless otherwise agreed, Lessor shall control the contest; provided, that Lessor agrees to reasonably consider suggestions of Lessee and its counsel and to promptly provide Lessee and its counsel with all information relating to such Tax Loss and the contest (other than copies of tax returns and confidential pricing information). This indemnity will be computed assuming that Lessor is taxed at the highest corporate rate then in effect and otherwise applying the same assumptions used by Lessor in originating the Lease, and will include all penalties and interest that are assessed with respect to the Tax Loss. The indemnity due hereunder will be payable in full within thirty days of a demand by Lessor accompanied by the supporting computation of the Tax Loss. In the absence of manifest error, Lessor’s computation will be binding. For purposes of this Section, the term “Lessor” includes any entities with which Lessor consolidates tax returns. All rights arising from this indemnity will survive the expiration or termination of the Lease.

Section 16 – Assignment and Sublease.

(a)                              By Lessee. LESSEE WILL NOT SELL, TRANSFER, ASSIGN, CHARTER, SUBLEASE, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS INTEREST IN, UNDER, OR TO THE LEASE OR THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, CHARTER, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WILL BE NULL AND VOID IN ADDITION, LESSEE WILL NOT ENTER INTO ANY INTERCHANGE AGREEMENT WITH RESPECT TO THE AIRCRAFT OR RELINQUISH POSSESSION OF THE AIRCRAFT OR ANY ENGINE, OR INSTALL ANY ENGINE OR PART, OR PERMIT ANY ENGINE OR PART TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME LEASED HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN OR CONSENT TO, CREATE OR PROVIDE FOR AN INTERNATIONAL INTEREST, PROSPECTIVE INTERNATIONAL INTEREST OR PROSPECTIVE SALE IN OR RELATING TO THE AIRCRAFT OR ANY CHARTER OR SUBLEASE THEREOF WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. No

acceptance, assignment, subletting, relinquishment or installation will in any event relieve Lessee of primary, absolute and unconditional liability for its duties and obligations under this Lease.

(b)                                By Lessor. Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in all or any part of Lessor’s interest in this Lease or the Aircraft or any part thereof (each, a “Lessor Transfer”) and Lessee hereby expressly consents in advance to any such assignment by Lessor of this Lease, including Lessor’s International Interest and any associated rights in the Aircraft. Any purchaser, transferee, assignee or secured party of Lessor (each a “Lessor Assignee”) will have and may exercise all of Lessor’s rights hereunder with respect to the items to which any such Lessor Transfer relates, and Lessee will not assert against any Lessor Assignee any claim Lessee may have against Lessor, provided Lessee may assert any such claim in a separate action against Lessor. Upon receipt of written notice of a Lessor Transfer, Lessee will promptly acknowledge in writing its obligations under the Lease, will comply with the written directions or demands of any Lessor Assignee and will make all payments due under the assigned Lease as directed in writing by the Lessor Assignee. Following such Lessor Transfer, the term “Lessor” will be deemed to include or refer to each Lessor Assignee. Lessee will provide reasonable assistance to Lessor to complete any transaction contemplated by this subsection (b).

(c)                                 Successors. Subject to the restriction on assignment contained in subsection (a), the Lease will inure to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

Section 17 – [RESERVED].

Section 18 – Events of Default.

(a)                                 The term “Event of Default,” wherever used herein, means any of the following events or circumstances (whatever the reason for such Event of Default and whether it be voluntary, involuntary, occur by operation of law, or occur pursuant to or as a result of actions in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)                                      Lessee fails to pay any Rent or any other amount due hereunder within ten (10) days after the same has become due;

(ii)                                   Lessee fails to keep in full force and effect any of the insurance required under this Lease, or operates the Aircraft at a time when, or at a place in which, such insurance is not in effect;

(iii)                                Lessee fails to perform or observe any other covenant, condition or agreement required to be performed or observed by it hereunder or under any agreement, document or certificate related hereto, provided if such failure is capable of cure within twenty (20) days of Lessee’s knowledge of such failure, Lessee shall have a period of twenty (20) days to cure such failure (but not beyond the expiration of the Term) after the earlier of (i) actual knowledge thereof by Lessee, or (ii) written notice by Lessor thereof;

(iv)                               Lessee defaults in the (x) payment of any other obligation to Lessor or any affiliated Person controlling, controlled by or under common control with Lessor or (y) performance of any other obligation to Lessor or any affiliated Person controlling, controlled by or under common control with Lessor under any agreement or instrument having an original amount or amount then in controversy greater than $500,000.00;

(v)                                  any representation or warranty now or hereafter made or information now or hereafter provided by Lessee, including any financial information, proves to be or to have been false, inaccurate, or misleading in any material respect;

(vi)                               the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses (which, in the case of a proceeding commenced against Lessee, has not been dismissed within sixty (60) days of the filing thereof), the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties or businesses, or the making by Lessee of a general assignment or deed of trust for the benefit of creditors;

(vii)                             Lessee defaults in any obligation to a third party involving debt in excess of $500,000.00 and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate or to permit the holders of any such debt to accelerate, the maturity of any such debt, or any such debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or any such debt shall not be paid on the stated maturity date thereof;

(viii)                        the occurrence of a Change of Control;

(ix)                                Lessee becomes insolvent or generally fails to pay its debts as they became due or Lessee admits in writing its inability to pay its debts or obligations generally as they become due;

(x)                                    the occurrence of any event or events that, individually or in the aggregate, results in a Material Adverse Effect;

(xi)                                 any event or condition set forth in subsections iv through xiii of this Section 18 occurs with respect to any Guarantor or other Person responsible, in whole or in part, for payment or performance of Lessee’s obligations under this Lease;

(xii)                              any event or condition set forth in subsections iv through xiii of this Section 18 occurs with respect to DFA LLC.

(b)                                Lessee will promptly notify Lessor of the occurrence of any Default or Event of Default.

Section 19 – Remedies.

(a)                                  Upon the occurrence and during the continuance of any Event of Default, Lessor may exercise any one or more of the following remedies, as Lessor in its sole discretion elects:

(i)                                      Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of this Lease or to recover damages, including incidental and consequential damages, for the breach hereof.

(ii)                                   By notice to Lessee, terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof will absolutely cease and terminate but Lessee will remain liable as hereinafter provided.

(iii)                                Cause Lessee, at its expense, promptly to return the Aircraft to Lessor at such place as Lessor designates.

(iv)                                Enter upon any premises where the Aircraft is located and, without notice to Lessee, take immediate possession of and remove the same, together with any Engines and Parts, by self-help, summary proceedings or otherwise without any liability of any kind whatsoever on the part of Lessor for or by reason of such entry or taking of possession, and without such action constituting a cancellation or termination of the Lease unless Lessor notifies Lessee in writing to such effect.

(v)                                   By written notice to Lessee specifying a payment date (the “Remedy Date”), demand that Lessee pay to Lessor, and Lessee will forthwith pay to Lessor on the Remedy Date, an amount equal to the sum of (i) any unpaid Rent due and payable for all periods up to and Including the Remedy Date, plus, (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft, computed as of the Remedy Date, plus (iii) all costs, charges and expenses including reasonable legal fees and disbursements incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of any of Lessor’s remedies with respect thereto or otherwise.

(vi)                                Sell or otherwise dispose of the Aircraft by public or private sale, with or without notice to the Lessee, and without having the Aircraft present at the place of sale and in such manner as it deems appropriate. Lessor may elect to purchase the Aircraft at such sale for a price not less than the highest bona fide bid given by a Person unrelated to Lessee. Lessee waives all of its rights under laws governing such sale to the extent permitted by law. Lessee hereby agrees that ten working days’ prior notice to Lessee of any public sale or of the time after which a private sale may be negotiated will be conclusively deemed commercially reasonable notice.

(vii)                            Hold, keep idle, lease, or use or operate all or part of the Aircraft without any liability whatsoever and store the Aircraft on Lessee’s premises pending lease or sale or hold a sale on such premises without liability for rent or costs whatsoever.

(viii)                        Exercise any other right or remedy available to Lessor under applicable law, including any applicable rights and remedies specified under the Cape Town Treaty available to Lessor. In addition, Lessee will be liable for all reasonable costs, expenses, and legal fees incurred in enforcing Lessor’s rights under the Lease, before or in connection with litigation and for any deficiency in the disposition of the Aircraft.

(b)                                 If Lessor has exercised its remedies as set forth In Section 19(a)(v) hereof and has irrevocable and indefeasibly received all amounts contemplated in Section 19(a)(v), Lessor shall be required to sell the Aircraft or cause the Aircraft to be sold. In the event of any sale of the Aircraft under this Section 19, the net proceeds of any sale or lease as provided above will be applied by Lessor (i) first, to pay all costs, charges and expenses incurred in enforcing its rights hereunder, including the cost of discharging all Liens on the Aircraft (other than Lessor Liens) and all reasonable legal fees and disbursements incurred by Lessor as a result of the Event of Default and/or the exercise of its remedies with respect thereto, (ii) second, to pay to Lessor an amount equal to any unpaid Rent due and payable and the Casualty Value, to the extent not previously paid, and (iii) third, to reimburse Lessee for the Casualty Value to the extent paid by Lessee as liquidated damages. Any surplus remaining thereafter will be retained by Lessor.

(c)                                  Lessee hereby waives, to the maximum extent now or hereafter permitted by applicable law, for itself and for its successors or assigns any and all rights Lessee or Lessee’s successors or assigns may have following an Event of Default under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft or relief from the payment of Rent therefor or otherwise with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession will entitle Lessor to the immediate return of the Aircraft and to liquidated damages calculated in the manner provided for in Section 19(v) above.

(d)                                 No right or remedy referred to herein is intended to be exclusive, but each will be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor at law or in equity, including such rights and/or remedies as are provided for in the UCC and the Cape Town Treaty. No express or implied waiver by Lessor of any Default or Event of Default hereunder will in any way be, or be construed as, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein will not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor will not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein.

(e)                                  With respect to any exercise by Lessor of its right to recover and/or dispose of the Aircraft, Lessee acknowledges and agrees that Lessor may dispose of the Aircraft on an “AS-IS, WHERE-IS” basis, in compliance with applicable law and with such preparation (if any) as Lessor determines to be commercially reasonable. Lessee will remain liable for any deficiency in the disposition of the Aircraft,

(f)                                    Except as specified in this Lease, to the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute, treaty or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft in mitigation of Lessor’s damages as set forth in this Section 19 or which may otherwise limit or modify any of Lessor’s rights or remedies under this Section 19. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by Section 2A-508 to 2A-522 (inclusive) of the UCC, including any rights of Lessee (i) to cancel or repudiate this Lease or any supplement or any document relating thereto, (ii) to reject or revoke acceptance of the Aircraft or any component thereof and (iii) to recover from Lessor any general or consequential damages, for any reason whatsoever.

Section 20 – Performance of Obligations of Lessee by Lessor.

If Lessee fails to perform or comply with any of its obligations contained herein, Lessor will have the right, but will not be obligated, to effect such performance or compliance and Lessee will remit to Lessor promptly upon demand therefor the amount expended by Lessor in effecting such performance or compliance plus any out-of-pocket expenses incurred by Lessor in connection therewith. Any such action by Lessor will not be deemed a cure or waiver of any of Lessee’s obligations hereunder or of any Default or Event of Default.

Section 21 – Nature of Transaction.

(a)                                  General. This Lease is intended to be a true lease and not a sale of the Aircraft. Title to the Aircraft will at all times remain in Lessor, and the parties agree that this Lease is a “Finance Lease” as defined in the UCC. Lessee represents that Lessee: (i) has selected the Supplier and directed Lessor to purchase the Aircraft from the Supplier in connection with this Lease, (ii) has been informed in writing in this Lease, before Lessee’s execution of this Lease, that Lessee is entitled under UCC Article 2A to the promises and warranties provided to Lessor by the Supplier in connection with or as part of the Purchase Agreement, including those of any third party, and (iii) understands that it may communicate with the Supplier and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies.

(b)                             Lien. Should a court of competent jurisdiction determine that this agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee will be deemed to have hereby granted Lessor a security Interest (and created an International Interest in favor of the Lessor) in the Aircraft and all accessions, substitutions and replacements thereto and therefor, and proceeds thereof, to secure the prompt payment and performance as and when due of all obligations of Lessee to Lessor pursuant to this Lease or otherwise, now existing or hereafter created.

Section 22 – Notices.

All notices and other communications hereunder will be in writing and will be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications will be addressed, if to Lessor, to Key Equipment Finance, 66 South Pearl Street - 7th Floor, Albany, NY 12207 Attn: Customer Service, and if to Lessee, to the address set forth in the introductory paragraph of this Lease or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications will be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this section.

Section 23 – Purchase and Renewal Options.

(a)                                  Purchase Option. So long as (i) no Default or Event of Default shall have occurred and be continuing under this Lease and (ii) this Lease has not been earlier terminated, Lessee will be entitled, at its option, upon written notice to Lessor at least ninety (90) but not more than one hundred eighty (180) days prior to the expiration of the Basic Term, to purchase all but not less than all of the Aircraft at the expiration of the Basic Term for an amount, payable in immediately available funds, equal to the fair market sales value of the Aircraft as of the end of the Basic Term determined in accordance with Section 23(c) hereof, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes on Lessor’s income attributable to such sale) and together with all Rent and all other amounts then due and owing hereunder. Lessor’s sale of the Aircraft will be on an “AS-IS, WHERE-IS” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY BY LESSOR (OTHER THAN AS TO LESSOR’S LIENS).

(b)                                 Renewal Option. So long as (i) no Default or Event of Default shall have occurred and be continuing under this Lease, (ii) Lessee has not exercised its purchase option pursuant to Section 23(a) hereof and (iii) this Lease has not been earlier terminated, Lessee will be entitled, at its option, to extend the Term of this Lease with respect to the Aircraft at the expiration of the Basic Term for an additional period. The length of such additional period will be as set forth on Schedule 2 (such additional period being hereinafter referred to as the “Renewal Term”). A Renewal Term will commence at the expiration of the Basic Term. Lessee’s option to renew this Lease for a Renewal Term will be exercisable by giving written notice to Lessor at least ninety (90) but not more than one hundred eighty (180) days prior to the expiration of the Basic Term. All provisions of this Lease will be applicable during the Renewal Term, except that, during the Renewal Term, the Basic Rent will be an amount equal to the Aircraft’s fair rental value, which will be determined in accordance with Section 23(c) hereof. Such Basic Rent will be payable monthly, in advance or arrears, and on the same day of each month during the Renewal Term as, in each case, was applicable during the Basic Term. Such payment dates will be “Basic Rent Dates.”

(c)                                  Determination of Fair Market Sales and Rental Values. If Lessee has elected to exercise its purchase or renewal options, as provided in Section 23(a) or (b) hereof, then as soon as practicable following Lessor’s receipt of the written notice from Lessee of Lessee’s intent to exercise such option, Lessor and Lessee will consult for the purpose of determining the fair market sales value or fair market rental value, as applicable, (as defined below) of the Aircraft as of the end of the Basic Term, and any values agreed upon in writing will constitute such fair market sales value or fair market rental value, as the case may be, of the Aircraft for the purposes of this Section 23. If Lessor and Lessee fail to agree upon such value before the expiration of the Basic Term, Lessor will appoint an independent appraiser (reasonably acceptable to Lessee) to determine fair market sales value or fair market rental value, as the case may be, and that determination will be final, binding and conclusive. Lessee agrees to pay the costs and expenses of any such appraisal. For the purposes of this Section 23, “fair market sales value” and “fair market rental value” will be determined on the basis of, and will equal in value, the amount that would be obtained in an arm’s length transaction between an informed and willing buyer-user or lessee, as the case may be (who is neither a lessee in possession nor a used equipment dealer) and an informed and willing seller or lessor, as the case may be, under no compulsion to sell or lease, as the case may be, and in such determination costs of removal of the Aircraft from its then location will not be a deduction from such fair market sales value or fair market rental value, as the case may be, and it will be assumed (whether or not the same be true) that (i) the Aircraft has been maintained in accordance with the provisions of this Lease (ii) the Aircraft would have been returned to Lessor in compliance with the requirements of Section 8 hereof or any other applicable section, and (iii) that the total number of Airframe hours (including any component with hourly overhaul schedules) accumulated from the Acceptance Date to the Expiration Date or other date of termination or cancellation do not exceed the product of Estimated Annual Hours times the number of twelve month periods and any portion thereof, from the Acceptance Date to the such expiration, termination, or cancellation date (any such excess, the “Excess Hours”).

(d)                            Time to Exercise Option. Lessee will be deemed to have waived the purchase option under Section 23(a) and the renewal option under Section 23(b) and the early buyout option under Section 23(e)(ii) and the early termination option under Section 23(e)(i) unless, in each case, Lessee provides Lessor with written notice of its irrevocable election to exercise the applicable option within the time period specified in each such section.

(e)                             Early Buyout Option and Early Termination Option.

(i)                                 Early Termination Option. If Lessee determines in good faith that the Aircraft has become economically obsolete or surplus to Lessee in its business, then Lessee may, at its option, elect to terminate the Lease with respect to all but not less than all such Aircraft by delivering to Lessor written notice of its election not less than ninety (90) days prior to the anticipated termination date. Such notice shall (A) specify the date of such termination (the “Termination Date”), which shall be any Rent Payment Date on or after the Rent Payment Date that is thirty-six (36) months after the Rent Commencement Date, and (B) include written certification from an authorized officer of Lessee that the Aircraft has become economically obsolete or surplus to Lessee in its business. During the period from the date of delivery to Lessor of such notice to the Termination Date, Lessee, as exclusive agent for Lessor and at Lessee’s sole risk, cost and expense, shall use reasonable efforts to obtain bids from persons other than Lessee or any affiliated Person controlling, controlled by or under common control with Lessee (“Lessee Affiliate”) for the cash purchase of the Aircraft. Unless an Event of Default shall have occurred and be continuing or Lessor shall have elected to retain the Aircraft as provided below, on the Termination Date (A) Lessee shall sell the Aircraft to the highest bidder, which shall not be a Lessee Affiliate, and (B) regardless of whether Lessee has complied with its obligation to sell the Aircraft as required in the foregoing subsection, Lessee shall pay Lessor the sum of (I) all amounts accrued but unpaid under the Lease, plus (II) the greater of (a) the net sales price actually received by Lessee from the sale of the Aircraft, or (b) the amount of the highest bid if Lessee has not sold the Aircraft or (c) the amount specified as the “Termination Value” for the corresponding Rent Payment Date on Schedule 4 to Lease Supplement 1 attached hereto, plus (III) applicable sales taxes that are or would be attributable to the sale of the Aircraft. Any sale by Lessee shall be on an as-is, where-is basis, without any representation or warranty (other than as to the absence of Lessor Liens) by or recourse to Lessor. Lessee shall be liable for all costs and expenses incurred by Lessor in connection with Lessee’s election to terminate this Lease, including, without limitation, any breakage charges incurred by Lessor. Notwithstanding the foregoing, Lessor may irrevocably elect by written notice to Lessee, no later than thirty (30) days after receipt of Lessee’s notice of termination, to retain the Aircraft. If Lessor elects to retain the Aircraft, Lessee shall (i) deliver the Aircraft to Lessor on the Termination Date in the same manner and condition required under the Lease as if delivery were made to Lessor pursuant to Section 8 and (ii) pay to Lessor all amounts accrued but unpaid hereunder. Upon delivery of the Aircraft to Lessor and Lessor’s receipt of all such amounts, the Lease shall terminate except with respect to indemnities and other provisions herein expressly stated to survive termination of the Lease.

(ii)                                Early Buyout Option. So long as no Default shall have occurred and be continuing, Lessee shall have the option to purchase all, but not less than all, of the Equipment on the dates which are 36 and 108 months after the Rent Commencement Date (the “EBO Dates”) respectively at a price (the “EBO Price”) equal to 92.43% of the Total Cost of the Equipment for the first date and 65.97% of the Total Cost of the Equipment for the second date, plus, in each case, any applicable sales taxes (the “Early Purchase Option”).

(iii)                             Fair Market Value. The amounts set forth in Schedule 4 to Lease Supplement 1 and the EBO Prices set forth in Schedule 2A to Lease Supplement 1 represent the parties’ present best estimate of the fair market value of the Aircraft on the applicable EBO Date determined by using commercially reasonable methods which are standard in the industry.

(iv)                             Notice and Payment. If Lessee desires to exercise either the Early Buyout Option or the Early Termination Option, Lessee shall notify Lessor in writing of such election at least one hundred and eighty (180) days prior to the applicable EBO Date. Such notice shall be irrevocable. Payment of the EBO Price, applicable sales taxes, together with all other amounts due and owing by Lessee under the Lease (including, without limitation, Rent) on or before the EBO Date, shall be made on the EBO Date in immediately available funds. Thereafter, upon Lessee’s written request, Lessor shall deliver to Lessee a bill of sale transferring to Lessee all right, title and interest of Lessor in and to the Aircraft

ON AN “AS IS, WHERE IS” BASIS, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER EXCEPT AS TO LESSOR’S LIENS. If Lessee fails to pay all amounts required to be paid under the Lease on the EBO Date, the Lease shall continue in full force and effect and Lessee shall reimburse Lessor for all reasonable costs, expenses and liabilities incurred in connection with such failure.

Section 24 – Transaction Expenses.

Lessee will pay all actual and reasonable fees, costs and expenses incurred by Lessor in connection with this Lease, whether or not the transactions contemplated hereby are consummated, including appraisal fees, Lessor’s counsel fees and expenses and FAA Counsel fees and expenses, and FAA, International Registry and UCC title and lien searches, reports, filing, discharge, registration and recording fees, charges and taxes. Lessee also agrees to pay all fees and expenses of Lessor’s counsel, FAA Counsel and all other third parties who are engaged by Lessor to enforce Lessor’s rights and/or remedies hereunder, to update any FAA or UCC title and/or lien reports and/or to review, file, register, discharge and record any and all documents and instruments as required by Lessor, the Cape Town Treaty, the International Registry or the FAA during and after the Term of this Lease.

Section 25 – Miscellaneous.

(a)                             All agreements, indemnities, representations, covenants and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery of this Lease and the expiration or other termination of this Lease for any reason whatsoever.

(b)                            Any provision of a Lease that is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof.

(c)                             This Lease, and each related instrument, document, agreement and certificate, collectively constitute, and are intended to collectively constitute, the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the purchase and leasing of the Aircraft and cancel and supersede any and all prior or contemporaneous oral or written understandings, memoranda, negotiations, communications and agreements with respect thereto including any proposal letter, commitment letter and/or term sheet delivered to the Lessee by Lessor.

(d)                            This Lease may be executed in several counterparts and by different parties hereto on separate counterparts, each of which when so executed or otherwise authenticated and delivered will be an original, but all such counterparts will together consist of one and the same instrument; except, to the extent that the Lease constitutes chattel paper under the UCC, no security interest therein may be created other than through the transfer or possession of the original counterpart, which will be identified by Lessor. If this Lease is executed by more than one person or entity as Lessee, the obligations of all such signers hereunder will be joint and several and all references to “Lessee” will apply both jointly and severally. The Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor at Lessor’s address set forth above. An authorized signer of Lessee will execute the Lease Documents on Lessee’s behalf.

(e)                             The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Lease.

(f)                               LESSEE HEREBY AUTHORIZES LESSOR TO AUTHENTICATE AND/OR FILE ALL UCC FINANCING STATEMENTS AND AMENDMENTS THAT IN LESSOR’S SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE OR PROTECT LESSOR’S INTEREST IN THE AIRCRAFT OR ANY PART THEREOF IN ALL APPLICABLE JURISDICTIONS.

(g)                            Lessee hereby consents to the registration of the International Interests in the Airframe and Engines provided for by this Lease (including under Section 13(b) hereof) with the International Registry, Lessee hereby ratifies, to the extent permitted by law, all that Lessor lawfully and in good faith does or causes to be done by reason of and in compliance with this section. Lessee will provide written notice to Lessor at least thirty days prior to any contemplated change in Lessee’s name, jurisdiction of organization or chief executive office address. Lessee will promptly execute, consent to or otherwise authenticate and deliver to Lessor or such other Person, including the International Registry, such further documents, instruments, registrations, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder. Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to act in Lessee’s name and on its behalf to make, execute, deliver and file any instruments or documents and to take any action as Lessor (any such assignee, mortgagee and/or lender) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, will be irrevocable and will terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto.

(h)                                 Time is of the essence in the payment and performance of all of Lessee’s obligations under this Lease.

(i)                                  THIS LEASE IS BEING DELIVERED IN, AND WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS. Lessor and Lessee agree that the court of the State of New York have non-exclusive jurisdiction in respect of any claim brought under the Cape Town Treaty relating to the Aircraft.

Section 26 – Amendments.

This Lease may not be amended except by a writing signed by Lessor and Lessee. Delivery of an executed copy of this Lease by facsimile or any other reliable means will be deemed as effective for all purposes as delivery of a manually executed copy. Lessee will provide to Lessor the manually executed original of any document delivered by facsimile within five days.

Section 27 – Jury Trial Waiver.

LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THE AIRCRAFT OR THIS LEASE. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER APPLIES TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.

Section 28 – Truth in Leasing.

THE AIRCRAFT BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91, OF THE FEDERAL AVIATION REGULATIONS (“FARS”) UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSEE CERTIFIES THAT DURING THE 12 MONTHS (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91, OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THE LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH IMMEDIATELY BELOW, ACTING BY AND THROUGH THE SIGNATORY HERETO, WHO EXECUTES THIS SECTION SOLELY IN THE CAPACITY SET FORTH BELOW THE SIGNATORY’S SIGNATURE, CERTIFIES THAT THE LESSEE WILL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE, UNLESS, THE AIRCRAFT IS SUBLEASED TO AN AIR CARRIER OR AIR TAXI OPERATOR CERTIFICATED UNDER PART 121 OR PART 135, RESPECTIVELY, OF THE FARS. THE NAME, ADDRESS AND SIGNATURE OF THE PERSON RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE ARE SET FORTH IN THIS SECTION 28 AND SUCH PERSON’S EXECUTION HEREOF CONSTITUTES A CERTIFICATION BY SUCH PERSON THAT SUCH PERSON UNDERSTANDS HIS OR HER RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FARS.

a)	Name:	DON F. AHERN
	Signature:	/s/ DON F. AHERN
	Address:	4241 S. ARVILLE LAS VEGAS, NV 89103

THE LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

Lessee’s Initials:	DA

Lessee’s Initials:	DA

(Signature Page follows)

IN WITNESS WHEREOF, the parties hereto have caused the Aircraft Lease Agreement to be duly executed by their respective officers thereunto duly authorized.

LESSOR:		LESSEE:
KEY EQUIPMENT FINANCE INC.		AHERN RENTALS, INC.

Signature:	/s/ Donald C. Davis	Signature:	/s/ DON F. AHERN
Print Name:	Donald C. Davis	Print Name:	DON F. AHERN
Title:	Vice President	Title:	PRESIDENT
Date:	April 20, 2006	Date:	4/20/06

Address:		Address:

1000 South McCaslin Blvd		4241 Arville St
Superior, CO 80027		Las Vegas, NV 89103-3713

LESSEE:
DON F. AHERN

		Signature:	/s/ DON F. AHERN
		Print Name:	DON F. AHERN
		Date:	4/20/06

Address:

4241 Arville St
Las Vegas, NV 89103-3713

STATE OF NEVADA	)
	)	SS#
COUNTY OF CLARK	)

On this 17 day of APRIL, 2006, before me the subscriber personally appeared DON F. AHERN who being by me duly sworn, did depose and say: that he resides at 4241 S. ARVILLE, LAS VEGAS, NV, that he is the person described in and who executed the foregoing instrument; and that he signed his name thereto freely and of his own volition.

/s/ LOIS PETRUZZO
NOTARY PUBLIC

My Commission Expires:
1/10/08	[SEAL]

EXHIBIT A TO

AIRCRAFT LEASE AGREEMENT

DEFINITIONS

1.             All References in the Lease to designated Sections and other subdivisions are to such designated Sections and other subdivisions only, and the words “herein,” “hereof” “hereunder” and other words of similar import refer to the Lease as whole and not to any particular section or other subdivision.

2.             Except as otherwise indicated, all the agreements and instruments defined herein or in the Lease means such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be waived or modified to the extent permitted by, and in accordance with, the terms thereof.

3.             The terms defined in the Lease will, for purposes of the Lease and all Lease Supplements, schedules and exhibits thereto, have the meanings assigned to them and will include the plural as well as the singular as the context requires.

4.             The terms “including,” “includes” and “include” will be deemed to be followed by the words “without limitation.”

5.             The following terms have the following meanings for all purposes of the Lease:

Acceptance Date means the date (which date will be no later than the date designated as the “Last Acceptance Date” on Schedule 2) on which Lessee irrevocably and unconditionally accepts the Aircraft for lease under the Lease as evidenced by the execution and delivery of Lease Supplement 1 relating thereto dated such date.

Act means Subtitle VII of Title 49 of the United States Code, as amended and re-codified.

Additions has the meaning set forth in Section 11 of the Lease.

Additional Insureds has the meaning set forth in Section 14(b) of the Lease.

Aircraft means (i) the Airframe, (ii) the Engines, and (iii) where the context permits, the Records.

Aircraft Marking means the marking described on Lease Supplement 2.

Airframe means (i) the Airframe described in Schedule 1 and, unless the context requires otherwise, will not include the Engines, and (ii) any and all Parts from time to time incorporated in, installed on or attached to such Airframe and any and all Parts removed therefrom so long as title thereto will remain vested in Lessor in accordance with the applicable terms of this Lease after removal from the Airframe.

Alterations has the meaning set forth in Section 11 of the Lease.

Basic Rent has the meaning set forth in Section 3 of the Lease.

Basic Rent Date has the meaning set forth in Schedule 2.

Basic Term means the number of months set forth on Schedule 2.

Bill of Sale has the meaning set forth in Section 2 of the Lease.

Business Day means any day other than a Saturday, Sunday or other day on which banks located in New York are required or permitted to be closed.

Cape Town Treaty has the meaning provided in 49 U.S.C. § 44113(1).

Casualty Value will be the amount set forth on such Schedule 3 for the applicable Basic Rent Date except that, in the case of an Event of Loss covered by the insurance required to be maintained by Lessee pursuant to Section 14(b) of the Lease (or which would have been covered by such insurance, had such insurance been maintained as required), Casualty Value means the higher of fair market sales value (as determined in accordance with the provisions of Section 23 hereof) or the amount set forth on Schedule 3 to Lease Supplement 1.

1

Change of Control means the occurrence of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of Lessee; (b) (i) Don F. Ahern shall cease to own, directly or indirectly, at least 51% of the outstanding voting capital stock of Ahern, (ii) Don F. Ahern, any member of his immediate family and any trust established for the benefit of Don F. Ahern and/or any member of his immediate family shall cease to own, directly or indirectly, at least 75.0% of the outstanding voting capital stock of Ahern, (iii) Don F. Ahern shall, by agreement or otherwise, cease to have the right to exercise voting control of Ahern or (iv) Don F. Ahern shall die or shall become incapacitated or disabled such that Don F. Ahern is unable to properly perform the duties for Ahern that he performs for Ahern on the date hereof; provided, that if Don F. Ahem shall die or become so incapacitated or disabled, a “Change of Control” under this clause (b) shall not occur as a result of such death, incapacitation or disability if, within 90 days after the occurrence of his death or such incapacity or disability and at all times thereafter, (x) Ahern shall have employed one or more Persons with requisite experience that are reasonably satisfactory to Lessor to perform those duties for Ahern that Don F. Ahern performs for Ahern as of the date hereof and (y) Don F. Ahern’s obligations under this Lease are assumed by a Person acceptable to Lessor in its sole discretion; or (c) there shall occur a “Change of Control” or a “Change In Control” as defined in any other document or agreement governing material debt of Lessee.

Claims has the meaning set forth in Section 15 of the Lease.

Code means the Internal Revenue Code of 1986, as amended.

Default means an event or circumstance which, after the giving of notice or lapse of time, or both, would become an Event of Default.

Estimated Annual Hours means the anticipated number of average annual flight hours as shown on Schedule No. 2-A.

Event of Default has the meaning set forth in Section 18 of the Lease.

Event of Loss with respect to the Aircraft, the Airframe, any Propellers or any Engine means any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing (“Requisition of Use”); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including the FAA or any similar foreign governmental body) having jurisdiction, the use of such property has been prohibited, or such property has been declared unfit for use, for a period of six (6) consecutive months, unless Lessee, prior to the expiration of such six-month period, will have undertaken and, in the opinion of the Lessor, will be diligently carrying forward all steps necessary or desirable to permit the normal use thereof by Lessee or, in any event, if use has been prohibited, or such property has been declared unfit for use, for a period of twelve (12) consecutive months; (v) with respect to an Engine, the removal thereof from the Airframe for a period of six (6) months or longer, whether or not such Engine is operational or (vi) such property will be returned to the Manufacturer, other than for modification required as a result of patent infringement or for repair or replacement (any such return being herein referred to as a “Return to Manufacturer”). The date of any Event of Loss will be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft will be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine will not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

Excess Hours has the meaning set forth in Section 23(c) of the Lease.

Expiration Date means the date set forth in Schedule 2.

FAA means the United States Federal Aviation Administration and any successor agency or agencies thereto.

FAA Counsel means Crowe & Dunlevy, Oklahoma City, Oklahoma 73102, or such other counsel as Lessor may designate.

FARS has the meaning set forth in Section 28 of the Lease.

First Basic Rent Date has the meaning set forth in Schedule 2.

2

Guarantor means any guarantor of Lessee’s obligations hereunder.

Guaranty means individually and collectively, any agreement under which any Guarantor guarantees Lessee’s obligations owed to Lessor

Impositions, has the meaning set forth in Section 10 of the Lease.

International Interest has the meaning provided thereto in the Cape Town Treaty.

International Registry has the meaning provided in 49 U.S.C. § 44113(3).

Last Basic Rent Date has the meaning set forth in Schedule 2.

Late Payment Rate means the lesser of 1.5% per month or the highest rate permitted by applicable law, computed on the basis of a 360 day year and 30 day month.

Lease Documents means this Lease, the Purchase Documents and the Guaranty and all amendments, restatements, modifications and supplements thereto.

Lease Supplement means a supplement to the Lease to be entered into as of the Acceptance Date by Lessor and Lessee, which supplement will be substantially in the form as attached to the Lease and identified as either Lease Supplement 1 or Lease Supplement 2, both of which are attached to the Lease and made a part thereof.

Lessor Transfer has the meaning specified in Section 16(b) of the Lease.

Lessor Assignee has the meaning specified in Section 16(b) of the Lease.

Lessor’s Cost has meaning set forth in Schedule 2.

Lessor’s Liens means any Liens created or granted by Lessor, or any Liens resulting from claims against Lessor not related to Lessor’s ownership of the Aircraft.

Liability has the meaning specified in Section 29 of the Lease.

Liens means all liens, charges, security interests, and encumbrances of every nature and description whatsoever, including liens, charges, security interests and encumbrances with respect to Impositions, International Interests, Prospective International Interests and Prospective Sales and rights of third parties under management, pooling, interchange, overhaul, repair or other similar agreements or arrangements.

MACRS means modified accelerated cost recovery system, as defined in the Code.

Manufacturer means the manufacturers identified on Lease Supplement 2 and their respective successors and assigns.

Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, (i) the Aircraft or (ii) the operations, business, properties, prospects or condition (financial or otherwise) of Ahern and its subsidiaries, taken as a whole; (b) a material impairment of the ability of Lessee to perform under any Lease Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against Lessee or any affiliate of Lessee of any Lease Document to which it is a party.

Parts means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which are from time to time incorporated or installed in or attached to an Airframe or any Engine and all such items which are subsequently removed therefrom so long as Lessor has title thereto pursuant to the terms hereof.

Permitted Liens means (a) the rights of Persons under agreements or arrangements expressly permitted by the terms of Section 16 of the Lease, (b) Lessor’s Liens, (c) the rights of the Lessor as set forth in the Lease, and (d) Liens for taxes either not yet due or being contested by Lessee in good faith and inchoate materialmen’s, mechanic’s, workmen’s, repairmen’s, employee’s or other like Liens arising in the ordinary course of business of Lessee for sums not yet

3

delinquent or being contested in good faith (and, in each case, which do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein) with due diligence and by appropriate proceedings.

Person means any individual, partnership, corporation, trust, association, joint venture, joint stock company, or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

Propeller(s) means the propellers described and listed by manufacturer’s serial numbers listed in Schedule 1.

Primary Hangar Location means the hangar location identified on Schedule 2.

Prospective International Interest has the meaning provided thereto in the Cape Town Treaty.

Prospective Sale has the meaning provided thereto in the Cape Town Treaty.

Purchase Documents means the documents identified on Lease Supplement 2 and such other documents as Lessor considers necessary or advisable in order to convey to Lessor title to the Aircraft as contemplated under the Lease, which documents will be in form and substance satisfactory to Lessor.

Records means any and all logs, manuals, certificates, date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any Manufacturer or Supplier of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise, which Records will be at all times the property of the Lessor after the Acceptance Date.

Recovery Period has the meaning set forth in Schedule 2.

Remedy Date has the meaning set forth in Section 30 of the Lease.

Renewal Term has the meaning set forth in Section 23(b) of the Lease.

Rent has the meaning set forth in Section 3 of the Lease.

Rent Commencement Date has the meaning set forth in Schedule 2.

Requisition of Use has the meaning set forth in the Event of Loss definition contained herein.

Return to Manufacturer has the meaning set forth in the Event of Loss definition contained herein.

Schedule 1 means Schedule 1 to Lease Supplement 1.

Schedule 2 means Schedule 2 to Lease Supplement 1.

Supplemental Rent has the meaning set forth in Section 3 of the Lease.

Supplier means the “Supplier” or “Suppliers,” as the case may be, identified as such on Lease Supplement 2 and their respective successors and assigns.

Tax Benefits has the meaning set forth in Section 15(b) of the Lease.

Tax Loss has the meaning set forth Section 15(b) of the Lease.

Term means the Basic Term together with (i) the period, if any, from and including the Acceptance Date through, but not including, the Rent Commencement Date and (ii) any Renewal Term entered into pursuant to Section 23(b) of the Lease.

UCC means the Uniform Commercial Code as in effect in the applicable jurisdiction.

Warranty Bill of Sale means a warranty bill of sale in the form of Exhibit B to the Lease.

4

EXHIBIT B

TO AIRCRAFT LEASE AGREEMENT

(FORM OF WARRANTY BILL OF SALE)

WARRANTY BILL OF SALE

Cessna Aircraft Company (the “Seller”), in consideration of the sum of $6,580,325.00 paid by Key Equipment Finance Inc. (the “Buyer”), receipt and sufficiency of which are hereby acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the aircraft described below together with the engines installed thereon and all appliances, parts, instruments, appurtenances, accessories, furnishings, avionics, components and other equipment of whatever nature installed on said aircraft and all logbooks, manuals, certificates, data and inspection, modification, maintenance, engineering, technical, overhaul and all other books and records (including all computerized data, records and materials) as pertain to the operation and maintenance of such aircraft (all of the foregoing hereinafter collectively referred to as the “Aircraft”), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Aircraft, including but not limited to all warranties and representations. At Buyer’s request, Seller will cause the supplier to execute an Acknowledgment in form and substance satisfactory to Buyer in its sole discretion.

DESCRIPTION OF AIRCRAFT

Cessna Aircraft Company model Citation      525B aircraft hearing FAA Registration Mark N742AR and manufacturer’s serial number*0074 and (2) Williams model FJ44-3A             engines, respectively, bearing manufacturer’s serial numbers 141155 & 141156. (See also Schedule A attached hereto and made a part hereof for further description of the Aircraft.)

Seller hereby represents, warrants and agrees that (1) Seller is the lawful owner of the full title to the Aircraft and that Buyer will acquire by the terms of this Bill of Sale good and full title to the Aircraft free and clear of all mortgages, leases, security interests, claims, charges, liens and encumbrances of any kind whatsoever; (2) Seller has the right to sell the Aircraft as aforesaid; (3) Seller will defend title to the Aircraft and defend and indemnify Buyer against any claims by any person, party, firm, corporation or entity of any kind whatsoever relating to the Aircraft; and (4) the Aircraft had been delivered to Seller, and has been delivered to Buyer, in good order and condition and conforms to the specifications and the requirements and standards applicable thereto under FAA rules and regulations, the Lease, and any other applicable rule, regulation or contract.

Seller agrees to save and hold harmless Buyer from and against any and all foreign, federal, state, municipal and local license fees and taxes of any kind or nature, including but not limited to any and all excise, personal property, privilege, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including but not limited to attorney’s fees, resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Aircraft to the Buyer.

Seller agrees and acknowledges that the terms and conditions of this Bill of Sale, including but not limited to all representations, warranties and agreements for the benefit of Buyer, will survive the delivery of the Aircraft and the delivery, execution and recording of this or any Federal Aviation Administration Bill of Sale.

Seller consents to the registration of this Warranty Bill of Sale with the “International Registry” as such term is defined in 49 U.S.C. § 44113(3) and agrees to take such steps reasonably requested by Buyer to effect such registration.

IN WITNESS WHEREOF, Seller has executed this Warranty Bill of Sale this       day of                   , 20   .

SELLER: Cessna Aircraft Company

By:
Title:

*   525B

1

SCHEDULE A
TO WARRANTY BILL OF SALE

AIRCRAFT DESCRIPTION

Airframe Make and Model:	CESSNA AIRCRAFT COMPANY MODEL CJ3-S25B

United States Registration Number:	N742AR

Airframe Manufacturer’s Serial Number:	525B-0074

Engine Make and Model:	WILLIAMS MODEL FJ44-3A/9912614-1

Engine Manufacturer’s Serial Numbers:	141155 & 141156

Avionics:	WX-1000E LIGHTNING DETECTION – L3 COMMUNICATIONS
630D BROADCAST GRAPHICAL WEATHER DISPLAY (XM) –
COLLINS
HF-9000 HIGH FREQUENCY COMMUNICATIONS – COLLINS
TTR-4000 TCAS II – COLLINS
ELETRONIC CHARTS – JEPPESEN
AIRCELL ST-3100 – IRIDIUM
GPS-500 GARMIN
MARK VIII EGPWS – HONEYWELL
VHF-4000 VHF COMMS
CVR LOCATOR BEACON
ADC-3000 AIR DATA COMPUTER 1 & 2
ALT-4000 RADIO ALTIMETER
AHC-3000 AHRS COMPUTER
FDU-3000 UNIT-FLUX DETECTOR
GH-3000 SECONDARY FLIGHT DISPLAY
DCU-3001 DATA CONCENTRATOR UNIT
DCP-3030 AFD DISPLAY CONTROL PANEL
CCP-3000 AFD-CRSR CONTROL PANEL
AFD-3010 ADAPTIVE FLIGHT DISPLAY
AFD-3010E ADAPTIVE FLIGHT DISPLAY CENTER POSITION
RTA-800 WEATHER RADAR
XMA-1000 SATELLITE DATALINK WITH ANTENNA
XMWR-1000 SATELLITE DATALINK WITH RECEIVER
DME-4000 DME 1 & 2 TRANCIEVER
TDR-94D TRANSPONDER 1 & 2
FMC-3000 FMS 1 COMPUTER
CDU-3000 FMS CONTROL DISPLAY UNIT
GPS-500 FMS GPS DISPLAY
GPS-4000A GPS RECEIVER
NAV-4500 NAV REC/VOR/ADF/MRK BECON/ILS
RTU-4200 RADIO TUNING UNIT
TCAS PROCESSOR
TRE-920 TCAS II ANTENNA

Interior:	TOWNSEND LEATHER SEATING
CARL BOOTH HIGH CLOSS WOOD VENEER SIDELEGES / TABLES
AFT CABIN LH LAVATORY CLOSURE
CENTER AFT COAT ROD

Exterior:	WHITE WITH BURGUNDY MIST EFFECT AND SILVER PLATINUM
METALLIC AND PAISLEY METALLIC STRIPES

1

Lease Supplement 1
To Aircraft Lease Agreement
(Form of Certificate of Acceptance)

CERTIFICATE OF ACCEPTANCE

THIS IS A CERTIFICATE ACKNOWLEDGING
ACCEPTANCE OF THE AIRCRAFT FOR
PURPOSES OF THE BELOW-REFERENCED LEASE.

THIS IS NOT A DELIVERY RECEIPT.

This is Lease Supplement 1 to the AIRCRAFT LEASE AGREEMENT dated as of April 20, 2006, (the “Lease”) by and between Key Equipment Finance Inc., as lessor (“Lessor”) and AHERN RENTALS, INC., as lessee (“Lessee”).

1)             The Aircraft. Lessee hereby acknowledges, agrees and certifies that the Aircraft as set forth and described in Schedule 1 is in Lessee’s possession, has been inspected by Lessee to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Lessee and suitable for Lessee’s purposes, and is, as of the date set forth below, unconditionally, irrevocably and fully accepted by Lessee for lease under the Lease. Lessee hereby further unconditionally and irrevocably reaffirms its representations, warranties, covenants and acknowledgments in the Lease and agrees that the Lease provides in favor of the Lessor an International Interest in the Aircraft. All capitalized terms used herein that are not otherwise defined herein has the meanings given to such terms in the Lease.

2)             Lessee Representations. Lessee represents and warrants to Lessor that on the date hereof:

a)             The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof, with the same force and effect as if the same had been made on this date.

b)            Lessee has satisfied or complied with all conditions precedent and requirements set forth in the Lease and Lease Supplements that are required to have been satisfied or complied with on or prior to the date hereof.

c)             No Default or Event of Default under the Lease has occurred and is continuing.

d)            Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

e)             Lessee has furnished no equipment for the Aircraft other than as stated on Schedule 1 or permitted as an Addition thereto pursuant to the Lease.

f)             The facts, terms, Information, description and costs set forth In the attached Schedules 1, 2 and 2-A hereto are true, complete, accurate and correct.

g)            The Lease is a “finance lease” under Section 2A-103(g) of the UCC.

Date of unconditional, irrevocable and final acceptance by Lessee: April 20, 2006.

IN WITNESS WHEREOF, Lessee has caused this Lease Supplement 1 to be duly executed by its officer thereunto duly authorized.

AHERN RENTALS, INC		DON F. AHERN

Signature:	/s/ Don F. Ahern	Signature:	/s/ Don F. Ahern
Print Name:	DON F. AHERN	Print Name:	DON F. AHERN
Title:	PRESIDENT	Date:	4/20/06
Date:	4/20/06

1

Schedule 1 to Lease Supplement 1

Description of Aircraft

Cessna Aircraft Company model 525B (Citation CJ3-525B) aircraft which consists of the following components:

a)        Airframe manufactured by Cessna Aircraft Company bearing FAA Registration Mark N742AR, having a model number of 525B (Citation CJ3-525B)and manufacturer’s serial number of 525B0074 *

b)       (2) Williams model FJ44-3A                engines bearing manufacturer’s serial numbers 141155 & 141156 each of which has 550HP or greater rated takeoff horsepower or the equivalent of such horsepower.**

c)                      Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and as may be more particularly described on Schedule A that is attached hereto and made a part hereof.

d)                     Those items of Lessee furnished equipment described in a bill of sale or bills of sale therefor (copies of which may be appended hereto), delivered by Lessee to Lessor that constitute appliances and equipment that are or will be installed on the Aircraft.

Initials:

Lessee:	NA

Lessee:	NA

Lessor:	/s/ [ILLEGIBLE]

*	described on the International Registry as “Cessna” model ‘525B’ with manufacturer’s serial number “525B-0074”

**	described on the International Registry as “Williams International Co LLC” model “FJ44-3A” with manufacturer’s serial numbers “141155” and “141156”

1

SCHEDULE A TO

SCHEDULE 1

Standard accessories and optional equipment:

Avionics:	WX-1000E LIGHTNING DETECTION – L3 COMMUNICATIONS
630D BROADCAST GRAPHICAL WEATHER DISPLAY (XM) – COLLINS
HF-9000 HIGH FREQUENCY COMMUNICATIONS – COLLINS
TTR-4000 TCAS II – COLLINS
ELETRONIC CHARTS – JEPPESEN
AIRCELL ST-3100-IRIDIUM
GPS-500 GARMIN
MARK VIII EGPWS – HONEYWELL
VHF-4000 VHF COMMS
CVR LOCATOR BEACON
ADC-3000 AIR DATA COMPUTER 1 & 2
ALT-4000 RADIO ALTIMETER
AHC-3000 AHRS COMPUTER
FDU-3000 UNIT-FLUX DETECTOR
GH-3000 SECONDARY FLIGHT DISPLAY
DCU-3001 DATA CONCENTRATOR UNIT
DCP-3030 AFD DISPLAY CONTROL PANEL
CCP-3000 AFD-CRSR CONTROL PANEL
AFD-3010 ADAPTIVE FLIGHT DISPLAY
AFD-3010E ADAPTIVE FLIGHT DISPLAY CENTER POSITION
RTA-800 WEATHER RADAR
XMA-1000 SATELLITE DATALINK WITH ANTENNA
XMWR-1000 SATELLITE DATALINK WITH RECEIVER
DME-4000 DME 1 & 2 TRANCIEVER
TDR-94D TRANSPONDER 1 & 2
FMC-3000 FMS 1 COMPUTER
CDU-3000 FMS CONTROL DISPLAY UNIT
GPS-500 FMS GPS DISPLAY
GPS-4000A GPS RECEIVER
NAV-4500 NAV REC/VOR/ADF/MRK BECON/ILS
RTU-4200 RADIO TUNING UNIT
TCAS PROCESSOR
TRE-920 TCAS II ANTENNA

Interior:	TOWNSEND LEATHER SEATING
CARL BOOTH HIGH CLOSS WOOD VENEER SIDELEGES / TABLES
AFT CABIN LH LAVATORY CLOSURE
CENTER AFT COAT ROD

Exterior:	WHITE WITH BURGUNDY MIST EFFECT AND SILVER PLATINUM
METALLIC AND PAISLEY METALLIC STRIPES

1

SCHEDULE 2 TO

LEASE SUPPLEMENT 1

Financial Terms

Rent Commencement Date:		April 20, 2006.

Basic Term:		120 months commencing on the Rent Commencement Date and continuing through and including the Expiration Date.

Basic Rent Date:		the First day of each and every calendar month from and including the First Basic Rent Date through the Last Basic Rent Date.

First Basic Rent Date:		April 20, 2006.

Last Basic Rent Date:		March 20, 2016.

Expiration Date:		March 20, 2016.

Renewal Date:		March 20, 2016.

Renewal Term:		(12) Months.

Primary Hangar Location:		145 E. RENO AVE., SUITE E1
LAS VEGAS, NV 89119
Lessee’s Chief Executive Offices and Principal Place of Business:		4241 ARVILLE ST, LAS VEGAS, NV 891033713

Acceptance Date:		April 20, 2006.

Last Acceptance Date:		April 20, 2006.

Recovery Period:		5 Years.

Date of Last Financing:		April 20, 2006.

Lessor’s Cost:		$6,580,325.00

Initials:

Lessee:	DA

Lessee:	DA

Lessor:	/s/ [ILLEGIBLE]

1

SCHEDULE 2-A TO
LEASE SUPPLEMENT 1

[Intentionally omitted from FAA filing counterpart as containing confidential financial information.]

1

SCHEDULE 3 TO
LEASE SUPPLEMENT 1

(Intentionally omitted from FAA filing counterpart as containing confidential financial information.]

1

Lease Supplement 2

to Aircraft Lease Agreement

This is Lease Supplement 2 under the AIRCRAFT LEASE AGREEMENT dated as of April 20, 2006 (the “Lease”) by and between Key Equipment Finance Inc., as lessor (“Lessor”) and Ahern Rentals, Inc. as lessee (“Lessee”). All capitalized terms used herein that are not otherwise defined herein has the meanings given to such terms in the Lease.

Manufacturer of Airframe:	Cessna
Manufacturer of Engines:	Williams International Co, LLC
Supplier:	Cessna Aircraft Company

1)             Purchase Documents:

a)                                      Order or Aircraft Purchase Agreement between Supplier and Ahern Rentals, Inc. dated September 10, 2002.

b)                                     Warranty Bill of Sale to Lessor dated April 20, 2006 relating to the Aircraft in the form of Exhibit B hereto.

c)                                      Warranty Agreements between Cessna Aircraft Company or any other manufacturer or vendor and Ahern Rentals, Inc., and, if applicable, the duly executed and authorized assignments of same to Lessor in form and substance satisfactory to Lessor.

d)                                     FAA Bill of Sale.

e)                                      Invoices for the Aircraft, including the Engines, from the Supplier thereof showing Ahern Rentals, Inc as the purchaser thereof, and, if applicable, the duly executed and authorized assignments of same to Lessor in form and substance satisfactory to Lessor, and evidence that such invoices have been and are paid in full.

2)            Aircraft marking (Referenced in Section 11 of the Lease):

a)             Two-inch by four-inch plaque to be maintained in cockpit and affixed in a conspicuous position stating:

“This property is owned by and leased from Key Equipment Finance Inc., 1000 South McCaslin Boulevard, Superior, CO 80027. Any removal, alteration, disposal or other change in the condition or location of this property must be approved by Key Equipment Finance Inc.”

b)            Similar markings to be permanently affixed to each Engine.

3)                      Additional Maintenance Provisions and Other Purchase Documents:

a)             None.

IN WITNESS WHEREOF, effective as of April 20, 2006, the parties hereto have each caused this Lease Supplement 2 to be duly executed by their respective officers, thereunto duly authorized.

LESSOR:		LESSEE:

KEY EQUIPMENT FINANCE INC.		AHERN RENTALS, INC.

Signature:	/s/ Donald C. Davis	Signature:	X /s/ Don F. Ahern

Print Name:	Donald C. Davis	Print Name:	DON F. AHERN

Title:	Vice President	Title:	PRESIDENT

LESSEE:

DON F. AHERN

		Signature	X /s/ Don F. Ahern

		Print Name:	DON F. AHERN

1

AMENDMENT NO. 1 TO LEASE SUPPLEMENT 1

This AMENDMENT NO. 1 TO LEASE SUPPLEMENT 1 dated as of                             , 2006 (“Amendment”), by and between KEY EQUIPMENT FINANCE INC., a Michigan corporation (“Lessor”), and AHERN RENTALS, INC., a Nevada corporation and Don F. Ahern (“Lessee”), is made to that certain Lease Supplement 1 dated as of April 20, 2006, (“Lease Supplement 1”)* to that certain Aircraft Lease Agreement dated as of April 20, 2006, (the “Lease”)* in each case between Lessor and Lessee. Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth therefor in the Lease. In the case of any conflict between the provisions of this Amendment and the provisions of the Lease or Lease Supplement 1, the provisions of this Amendment shall control construction of the terms.

WITNESSETH:

WHEREAS, Lessor and Lessee wish to amend Lease Supplement 1 in certain respects pursuant to the terms hereof.

AGREEMENT

NOW, THEREFORE, for mutual promises herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Lessee and Lessor do hereby agree to amend Lease Supplement 1 as follows:

SECTION 1.         AMENDMENTS TO LEASE SUPPLEMENT 1

1.1           Schedule 2. Schedule 2 to Lease Supplement 1 is hereby deleted and replaced in its entirety with Schedule 2 to Lease Supplement 1 attached hereto.

1.2           Schedule 2-A. Schedule 2-A to Lease Supplement 1 is hereby deleted and replaced in its entirety with Schedule 2-A to Lease supplement 1 attached hereto.

1.3           Schedule 4. Lease Supplement 1 is hereby amended by adding Schedule 4 to Lease Supplement 1 attached hereto as Schedule 4 to Lease Supplement 1 thereto.

SECTION 2          MISCELLANEOUS

2.1           Full Force and Effect. Lessor and Lessee each agree that nothing contained in this Amendment shall be construed to in any manner affect, impair, lessen, release, cancel, terminate or extinguish the indebtedness, liabilities or obligations of Lessee under the Lease or any of the other Lease Documents. Lessee shall continue to pay Rent in the amount, in the manner and at the times specified in the Lease, as amended hereby, and to otherwise perform its obligations under the Lease, as amended hereby, and the other Lease Documents. In no event shall this Amendment be deemed a waiver, discharge, novation, substitution or replacement of the Lease or any of the other Lease Documents. Lessee hereby ratifies and confirms in all respects all of its indebtedness, liabilities and obligations under the Lease and the other Lease Documents and agrees that, except as expressly modified by this Amendment, the Lease and the other Lease Documents continue in full force and effect as if set forth specifically herein.

2.2           Representations and Warranties. Lessee hereby represents, warrants and agrees that: (a) each and every representation and warranty set forth in the Lease (as amended hereby) and the other Lease Documents continues to remain true, accurate and complete in all respects; (b) this Amendment, the Lease (as amended hereby) and the other Lease Documents are its valid and legally binding obligations, fully enforceable against it in accordance with their respective terms; (c) its execution and delivery of this Amendment and any other documents, agreements and instruments executed or delivered in connection herewith have been, or will be, duly authorized on its part; (d) the terms of the Lease and the other Lease Documents have not heretofore been amended or modified by any action or omission or course of conduct on the part of Lessor nor has Lessor waived or relinquished any of its rights, powers or remedies under the Lease or any of the Lease Documents; (e) no default or Event of Default presently exists; and (f) the Rent is and continues to be secured by the Aircraft and the other Collateral, and Lender has and shall continue to have a perfected first priority security interest and lien with respect thereto.

2.3           No Further Amendments. Except as amended hereby, the Lease Supplement 1 shall remain in full force and effect.

2.4           Effective Date. This Amendment is effective as of the date set forth above.

2.5           Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of NewYork.

2.6           Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original fully enforceable counterpart for all purposes.

*	as Further described in Schedule No. 1

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date as set forth above.

LESSOR:		LESSEE:

KEY EQUIPMENT FINANCE INC.		AHERN RENTALS, INC.

Signature:	/s/ Donald C. Davis	Signature:	/s/ Don F. Ahern
Print Name:	Donald C. Davis	Print Name:	DON F. AHERN
Title:	Vice President	Title:	PRESIDENT
Data:	June , 2006	Date:	JUNE , 2006

Address:		Address:

1000 South McCaslin Blvd		4241 S. Arville St
Superior, CO 80027		Las Vegas, NV 89103-3713

LESSEE:

DON F. AHERN

		Signature:	/s/ Don F. Ahern
		Print Name:	DON F. AHERN
		Date:	JUNE , 2006

Address:

4241 S. Arville St
Las Vegas, NV 89103-3713

SCHEDULE 2 TO

LEASE SUPPLEMENT 1

Financial Terms

Rent Commencement Date:	May 1st, 2006.

Basic Term:	120 months commencing on the Rent Commencement Date and continuing through and including the Expiration Date.

Basic Rent Date:	the First day of each and every calendar month from and including the First Basic Rent Date through the Last Basic Rent Date.

First Basic Rent Date:	May 1st, 2006.

Last Basic Rent Date:	April 1st, 2016.

Expiration Date:	May 1st. 2016.

Renewal Date:	May 1st, 2016.

Renewal Term:	Twelve (12) Months.

Primary Hangar Location:	145 E. RENO AVE., SUITE E1 LAS VEGAS, NV 89119

Lessee’s Chief Executive Offices and Principal Place of Business:	4241 S. ARVILLE ST, LAS VEGAS, NV 891033713

Acceptance Date:	April 20th, 2006.

Last Acceptance Date:	April 20th, 2006.

Recovery Period:	5 Years.

Date ofLast Financing:	April 20th, 2006.

Lessor’s Cost:	$6,580,325.00

Initials:

Lessee:	DA

Lessee:	DA

Lessor:	/s/ Donald C. Davis

SCHEDULE 2-A TO

LEASE SUPPLEMENT 1

[Intentionally omitted from FAA filing counterpart as containing confidential financial information.]

1.             Basic Rent Payment Dates. (a) The Rent set forth in Section 1 (b)(i) or (ii)(B) hereof (as applicable) shall be adjusted (pursuant to Section 1(c) hereof) with each change in the Actual Index (as hereinafter defined). (b) Commencement of Rent payments:

(i)            If the Rent Commencement Date occurs on the first day of the month, Lessee agrees to pay Lessor Basic Rent for the Aircraft in 120 consecutive monthly installments beginning on May 1, 2006, and ending on May 1, 2016 (the “Expiration Date”). Each such payment of “Basic Rent” will be due on the Basic Rent Date set forth on Schedule 2 (each a “Rent Payment Date”). Lessee will pay Basic Rent during any Renewal Term on the same day of the month as the Rent Payment Date. The initial Installment of Basic Rent shall be in an amount equal to $42,823.84;

OR

(ii)           If the Rent Commencement Date occurs on any day other than the first day of the month, then

(A)                              on the first Rent Payment Date after the Rent Commencement Date, Lessee hereby agrees to pay an amount equal to the Per Diem Rent per day (which amount is expressly not subject to adjustment pursuant to Section 1(c) hereof), and Lessee further agrees that with respect to the Aircraft described, the following modifications are hereby made to the Lease: (1) “Rent Commencement Date” means the first day of the first month following the Interim Term Commencement Date, and (2) “Interim Term Commencement Date” means the date on which Lessor disburses funds for the purchase of the Aircraft, as determined by Lessor in its sole discretion.

PLUS

(B)                                Lessee agrees to pay Lessor Basic Rent for the Aircraft in 120 consecutive monthly installments beginning on May 1, 2006, and ending on May 1, 2016 (the “Expiration Date”). Each such payment of “Basic Rent” will be due on the Basic Rent Date set forth on Schedule 2 (each a “Rent Payment Date”). Lessee will pay Basic Rent during any Renewal Term on the same day of the month as the Rent Payment Date. The Initial Installment of Basic Rent shall be in an amount equal to $42,823.84.

(C)                                Lessee and Lessor agree that each Basic Rent payment hereunder will be increased or decreased (but not below zero), as the case may be, by the Rent Differential (as hereinafter defined) as follows; If, as of any Rent Payment Date, (i) the Rent Differential is greater than zero, the amount of Basic Rent due on such Rent Payment Date will be increased by such Rent Differential, and (ii) the Rent Differential is less than zero, the amount of Basic Rent due on such Rent Payment Date will be decreased by such Rent Differential.

(D)                               As used herein, the following terms have the respective meanings indicated below:

(i)                                     “Assumed Index” means 4.8219%

(ii)                                  “Actual Index” means, as of the date of determination, the London interbank offered rate for deposits in United States dollars having a maturity of one month which appears in the “Money Rates” section of The Wall Street Journal, published on the business day on, or immediately prior to, the 28th day of the month immediately preceding such calendar month. If the Actual Index is no longer available, Lessor will choose a new index which is based upon comparable information and will give Lessee notice of such new “Actual Index.”

(iii)                               “Net Investment Balance” means, as of the date of determination, the outstanding balance calculated using the Assumed Index minus 12.31 basis points reflected on Lessor’s lease accounting system (which assumes a 360 day year consisting of twelve 30 day months), for the Rent Payment Date immediately preceding such day or, if such day is a Rent Payment Date, for such Rent Payment Date.

(iv)                              “Per Diem Rent” means $1,427.46.

(v)                                 “Rent Differential” means, with respect to any Rent Payment Date, the product of the following formula:

Rent Differential =Actual Index – Assumed Index x Net Investment Balance
12

2.             Estimated Annual Hours:  600.

SCHEDULE 4 TO

LEASE SUPPLEMENT 1

[Intentionally omitted from FAA filing counterpart as containing confidential financial information.]

TERMINATION VALUES

The Termination Value of the Aircraft for any Basic Rent Date will be the amount set forth opposite such Basic Rent Date. Upon the exercise of Lessee’s option to renew the Term, Lessor will provide to Lessee a new Schedule 4 to Lease Supplement 1 setting forth the Termination Values for the Renewal Term.

BASIC RENT DATE	TERMINATION VALUE	BASIC RENT DATE	TERMINATION VALUE	BASIC RENT DATE	TERMINATION VALUE	BASIC RENT DATE	TERMINATION VALUE
5/1/2009	$6,297,054.80	5/1/2011	$5,716,459.18	5/1/2013	$5,049,465.43	5/1/2015	$4,328,796.98
6/1/2009	$6,274,991.78	6/1/2011	$5,690,047.94	6/1/2013	$5,020,492.20	6/1/2015	$4,297,599.38
7/1/2009	$6,252,777.22	7/1/2011	$5,663,497.22	7/1/2013	$4,991,398.47	7/1/2015	$4,266,272.65
8/1/2009	$6,230,314.14	8/1/2011	$5,636,829.72	8/1/2013	$4,962,324.95	8/1/2015	$4,234,959.63
9/1/2009	$6,207,705.74	9/1/2011	$5,610,002.63	9/1/2013	$4,933,083.68	9/1/2015	$4,203,471.23
10/1/2009	$6,184,943.69	10/1/2011	$5,583,034.45	10/1/2013	$4,903,720.85	10/1/2015	$4,171,852.59
11/1/2009	$6,161,931.62	11/1/2011	$5,555,948.28	11/1/2013	$4,874,377.47	11/1/2015	$4,140,246.78
12/1/2009	$6,138,772.17	12/1/2011	$5,528,701.09	12/1/2013	$4,844,865.40	12/1/2015	$4,108,464.61
1/1/2010	$6,115,457.04	1/1/2012	$5,501,311.19	1/1/2014	$4,815,230.73	1/1/2016	$4,076,551.06
2/1/2010	$6,091,890.16	2/1/2012	$5,473,802.06	2/1/2014	$4,785,614.71	2/1/2016	$4,044,649.49
3/1/2010	$6,068,174.23	3/1/2012	$5,446,130.47	3/1/2014	$4,755,829.08	3/1/2016	$4,012,570.54
4/1/2010	$6,044,308.72	4/1/2012	$5,418,295.89	4/1/2014	$4,725,873.27	4/1/2016	$3,980,313.63
5/1/2010	$6,020,284.71	5/1/2012	$5,390,345.20	5/1/2014	$4,695,793.14	5/1/2016	$3,948,195.00
6/1/2010	$5,996,006.87	6/1/2012	$5,362,418.08	6/1/2014	$4,665,730.36
7/1/2010	$5,971,568.92	7/1/2012	$5,334,374.49	7/1/2014	$4,835,542.85
8/1/2010	$5,946,875.95	8/1/2012	$5,306,354.21	8/1/2014	$4,805,372.36
9/1/2010	$5,922,030.09	9/1/2012	$5,278,169.74	9/1/2014	$4,575,030.38
10/1/2010	$5,897,021.91	10/1/2012	$5,249,867.80	10/1/2014	$4,544,562.60
11/1/2010	$5,871,757.05	11/1/2012	$5,221,588.42	11/1/2014	$4,514,111.02
12/1/2010	$5,846,337.35	12/1/2012	$5,193,143.96	12/1/2014	$4,483,486.99
1/1/2011	$5,820,753.13	1/1/2013	$5,164,581.04	1/1/2015	$4,452,736.07
2/1/2011	$5,794,910.52	2/1/2013	$5,136,039.90	2/1/2015	$4,422,000.52
3/1/2011	$5,768,911.12	3/1/2013	$5,107,332.80	3/1/2015	$4,391,091.56
4/1/2011	$5,742,754.40	4/1/2013	$5,078,459.18	4/1/2015	$4,360,008.61

Initials:

Lessee:	DA
Lessee:	DA
Lessor:	/s/ [ILLEGIBLE]

Schedule No. 1

Aircraft Lease Agreement dated as of April 20, 2006, between Key Equipment Finance Inc. as lessor and Ahern Rentals, Inc. and Don F. Ahern as lessees, to which was attached Lease Supplement No. 1 (Certificate of Acceptance) dated April 20, 2006, and Lease Supplement No. 2 dated as of April 20, 2006, recorded by the FAA on May 11, 2006, as Conveyance No. UU038820.

ASSIGNMENT AGREEMENT
(AIRCRAFT SHORT FORM)

This Assignment Agreement (this “Agreement”), is made as of the                        day of                      , 2006, by and between Key Equipment Finance Inc. (the “Assignor”) and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the LNLC Master Aircraft Trust (the “Assignee”).

The Assignor and the Assignee have entered into a Specification of Assigned Schedule (Aircraft Lease) dated as of the date hereof (the “Specification”), incorporating by reference the Master Assignment Agreement (Aircraft Leases) dated as of                   , 2006 (as amended from time to time, the “Master Agreement”). Capitalized terms shall have the meanings ascribed thereto in the Master Agreement.

Pursuant to the Specification, and as included therein, the Master Agreement, the Assignor has sold, assigned, transferred and set over to the Assignee (the “Assignment”), all of Assignor’s right, title and interest in and to, among other things, those certain documents (the “FAA Documents”) and aircraft described in Schedule A attached hereto, subject to the Retained Interest.

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor and Assignee hereby agree as follows:

1.             Assignment. In furtherance of the Assignment, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in, to and under, and the Assignee hereby assumes all obligations of the Assignor under, the FAA Documents.

2.             Release of Assignor. Upon the execution of this Agreement by the Assignor and the Assignee, the Assignor shall be released from its obligations under the FAA Documents to the extent it has assigned its interests thereunder to the Assignee, and no further consent or action by any party shall be required.

3.             Further Assurances. The parties hereto hereby agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

4.             Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties thereto may execute this Agreement by signing any such counterpart.

5.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Each of the Assignor and the Assignee has caused this Agreement to be executed and delivered by its duly authorized officer on the date first written above.

Key Equipment Finance Inc.		Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the LNLC Master Aircraft Trust
Assignor		Assignee

By:	/s/ Donald C. Davis	By:	/s/ Anita Roselli

Name:	DONALD C. DAVIS	Name:	Anita Roselli

Title:	VICE PRESIDENT	Title:	Financial Services Officer

SCHEDULE A

TO

ASSIGNMENT AGREEMENT

FAA DOCUMENTS

FAA Documents

Aircraft Lease Agreement dated as of April 20, 2006 between Key Equipment Finance Inc. as Lessor and Ahern Rentals, Inc. and Don F. Ahern as Lessee, recorded by the Federal Aviation Administration (the “FAA”) on May 11, 2006 and assigned FAA conveyance No. UU038820, as supplemented by the Borrower Acknowledgement (Certificate of Acceptance) dated April 20, 2006 by Ahern Rentals, Inc., recorded by the FAA on May 11, 2006 and assigned FAA conveyance No. UU038820.

AIRCRAFT DESCRIPTION

Airframe Make and Model:	CESSNA AIRCRAFT COMPANY MODEL 525B *
United States Registration Number:	N742AR
Airframe Manufacturer’s Serial Number:	525B 0074
Engine Make and Model:	WILLIAMS MODEL FJ44-3A/9912614-1 **
Engine Manufacturer’s Serial Numbers:	141155 & 141156

*	described on the International Registry as “Cessna” model “525B” with manufacturer’s serial number “525B-0074”

**	described on the International Registry as “Williams International Co LLC” model “FJ44-3A” aircraft engines with manufacturer’s serial numbers “141155” and “141156”